Exhibit 4.1
EXECUTION VERSION
SHAREHOLDERS’ AGREEMENT
among
Travelport Worldwide Limited,
Travelport Intermediate Limited,
TDS Investor (Cayman) L.P. and
the other parties named herein
Dated as of October 3, 2011

1.	EFFECTIVENESS; DEFINITIONS	2

	1.1 Closing	2
	1.2 Definitions	2

2.	CORPORATE GOVERNANCE	2

	2.1 Board of Directors	2
	2.2 Actions Requiring New Shareholder Approval	8
	2.3 Change of Classification	11
	2.4 Issuance of New Equity Shares	11
	2.5 Further Assurances by Shareholders	11
	2.6 Actions in Contravention	12
	2.7 Period	12

3.	TRANSFER RESTRICTIONS	12

	3.1 General Transfer Restrictions	12
	3.2 Prohibited Transfers	12
	3.3 Transfers; Lock-up Restrictions	13
	3.4 Certain Transferees to Become Parties	13
	3.5 Impermissible Transfer	14
	3.6 Notice of Transfer	14
	3.7 Period	14

4.	TAG-ALONG, DRAG-ALONG AND PRE-EMPTIVE RIGHTS; RIGHT OF FIRST OFFER	14

	4.1 Tag Along	14
	4.2 Drag Along	17
	4.3 Additional Tag Along and Drag Along Provisions	18
	4.4 Right of First Offer	21
	4.5 Pre-Emptive Right	22
	4.6 Period	23

5.	COVENANTS	23

	5.1 Information Rights	23
	5.2 Confidentiality	25
	5.3 Suspension of Information Rights	26
	5.4 Travelport Guarantor	26
	5.5 Exit Transactions	26
	5.6 Additional Issuance.	27
	5.7 Additional Covenants of the Parties	27
	5.8 Additional Payment	28
	5.9 Period	28
	5.10 Tax Covenants	28
	5.11 Reimbursement of Expenses	29

i

6.	REMEDIES	29

	6.1 Generally	29

7.	LEGENDS	30

	7.1 Restrictive Legend	30
	7.2 Securities Act Legend	30
	7.3 Stop Transfer Instruction	30
	7.4 Termination of the Securities Act Legend	30

8.	AMENDMENT, TERMINATION, ETC.	31

	8.1 Oral Modifications	31
	8.2 Written Modifications	31
	8.3 Effect of Termination	31

9.	REPRESENTATIONS AND WARRANTIES OF THE NEW SHAREHOLDERS	31

	9.1 Qualified Institutional Buyer	31
	9.2 Transfer Restrictions	32
	9.3 Information	32
	9.4 Legends	32
	9.5 No Other Representations	32
	9.6 Transferees	32
	9.7 Reliance	32
	9.8 No Representation	33
	9.9 Execution and Delivery	33
	9.10 Approval, Consent or Authorization	33
	9.11 Valid, Binding and Enforceable	33

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPRESENTATIONS AND WARRANTIES OF THE BLACKSTONE PARTIES	34

	10.1 Representations and Warranties of the Company	34
	10.2 Representations and Warranties of the Blackstone Parties	35

11.	DEFINITIONS	36

	11.1 Certain Matters of Construction	36
	11.2 Definitions	37

12.	MISCELLANEOUS	46

	12.1 Survival of Representations; Effect	46
	12.2 Notices	46
	12.3 Binding Effect, Etc.	48
	12.4 Descriptive Heading	49
	12.5 Counterparts	49
	12.6 Severability	49
	12.7 No Third Party Beneficiaries	49

ii

13.	GOVERNING LAW	49

	13.1 Governing Law	49
	13.2 Consent to Jurisdiction	49
	13.3 WAIVER OF JURY TRIAL	50
	13.4 Exercise of Rights and Remedies	50
Exhibit A — Form of Addendum Agreement
Exhibit B — Form of Registration Rights Agreement
Exhibit C — Company’s Memorandum of Association
Exhibit D — Company’s Bye-laws

iii

SHAREHOLDERS’ AGREEMENT
OF
TRAVELPORT WORLDWIDE LIMITED
     This SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of October 3, 2011 by and among Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), Travelport Intermediate Limited, a Bermuda exempted company (“Intermediate”), Travelport Holdings Limited, Bermuda exempted company (“Travelport Holdings Limited”), Travelport Limited, a Bermuda exempted company and wholly owned subsidiary of the Company (“Travelport Limited”), the parties listed under the heading “New Shareholders” on the signature pages hereto (together with their respective successors and permitted assigns and transferees (other than transferees pursuant to Section 4.1, Section 4.2 and Section 4.4), the “New Shareholders”), the Blackstone Funds, TDS Investor (Cayman), L.P., a Cayman island limited partnership (“TDS”) and others.
RECITALS
     WHEREAS, in connection with the consummation of the restructuring transactions described in the Restructuring Support Agreement (the “Restructuring”), and concurrently with the execution and delivery of this Agreement, the Company is issuing to the New Shareholders the number of common shares with par value US$1.00 per share (“Company Shares”) set forth opposite each New Shareholder’s name on Schedule I hereto (subject to the terms and conditions set forth in this Agreement), which in the aggregate represents 40% of the issued and outstanding share capital of the Company (on a fully diluted basis but excluding the Management Shares) (as such number may increase or decrease as permitted hereunder from time to time, the “New Shares”); and
     WHEREAS, in connection with the Restructuring, the Company has reserved for certain members of management of Travelport Limited and certain of its direct and indirect Subsidiaries, an amount of Company Shares which will represent no more than 5% of the issued and outstanding share capital of the Company on the date hereof (“Management Shares”), to be issued pursuant to an equity incentive plan (the “Company Equity Plan”) to be approved as set forth herein; and
     WHEREAS, as of the date hereof (i) Intermediate and the New Shareholders shall own the Company Shares set forth opposite each of their names on Schedule I, (ii) the Management Shares set forth in Schedule 1 have been authorized and may be issued in future in connection with the equity incentive plan referred to above and (iii) Intermediate and the New Shareholders are the only equity holders of the Company; and

     WHEREAS, the parties hereto desire to establish parameters regarding the composition of the boards of directors of the Company, Travelport Holdings Limited and Travelport Limited, to restrict the direct and indirect sale, assignment, transfer, encumbrance or other disposition of Company Shares, to provide for certain additional covenants and to provide for certain rights and obligations as between themselves in relation to the affairs of the Company and its Subsidiaries as hereinafter provided.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be bound hereby agree as follows:
1. EFFECTIVENESS; DEFINITIONS.
1.1 Closing. This Agreement shall become effective concurrently with the initial issuance of the New Shares in connection with the closing of the Restructuring (the “Closing”).
1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11 hereof.
2. CORPORATE GOVERNANCE.
     2.1 Board of Directors.
     2.1.1 Size of the Board. As of the Closing, the board of directors of the Company (“Company Board”) shall consist of up to nine (9) directors (including the initial New Shareholder Directors), the board of directors of Travelport Holdings Limited (“Holdings Board”) shall consist of up to nine (9) directors (including the initial New Shareholder Directors) and the board of directors of Travelport Limited (“Limited Board”) shall consist of up to nine (9) directors (including the initial New Shareholder Directors), in each case which number may increase or decrease in accordance with this Agreement, the respective Bye-Laws of the Company, Travelport Holdings Limited and Travelport Limited, and applicable law. The size of each of the Company Board, the Holdings Board and the Limited Board shall not exceed nine (9) directors.
     2.1.2 Designation of Directors.
     (a) Subject to Section 2.1.4, upon the Closing, the Lockup Parties shall be entitled to designate two (2) directors (such persons designated, each a “New Shareholder Director” and collectively the “New Shareholder Directors”) (who shall be as set out in a written notice to the Company signed by the New

Shareholders holdings a majority of the New Shares, subject to the criteria in Section 2.1.4 below), and thereafter, the New Shareholders shall be entitled to continue to designate two (2) directors subject to the terms herein.
     (b) Notwithstanding anything herein to the contrary, in the event that (a) the Company issues Company Shares in accordance with Section 2.4.1, (b) the New Shareholders exercise the tag-along rights provided in Section 4.1 or (c) the New Shareholders Transfer any Company Shares to the First Offer Holder in accordance with Section 4.4, and, in each case, as a result, the collective percentage of Outstanding Company Shares beneficially owned by the New Shareholders is reduced (other than as a result of an issuance in connection with any equity incentive plan or similar arrangement), the New Shareholders’ right to designate New Shareholder Directors shall be adjusted as follows:
               (i) so long as the New Shareholders beneficially own, collectively, at least 20% of the Outstanding Company Shares, the New Shareholders shall be entitled to collectively designate two (2) New Shareholder Directors;
               (ii) so long as the New Shareholders beneficially own, collectively, at least 10% but less than 20% of the Outstanding Company Shares, the New Shareholders shall be entitled to collectively designate one (1) New Shareholder Director; and
               (iii) once the New Shareholders beneficially own, collectively, less than 10% of the Outstanding Company Shares, the New Shareholders shall cease to have the right to designate any New Shareholder Directors.
     (c) If at any time the number of directors entitled to be designated pursuant to this Section 2.1.2 increases or decreases, the Company shall provide written notice to the New Shareholders. Within ten (10) Business Days of the receipt of such notice, the New Shareholders holding a majority of New Shares shall, in the case of increases, provide the Company with the name of the New Shareholder Director (and any additional information the Company may reasonably request to make the determinations provided in Section 2.1.4) to be designated to the Company Board, Holdings Board and Limited Board in accordance with Sections 2.1.4 and 2.1.10. During the pendency of the election or removal of any New Shareholder Director, the Company Board, Holdings Board and the Limited Board shall not be restricted in taking any action provided (i) such action cannot, in the reasonable judgment of the Company Board, the Holdings Board or the Limited Board, as applicable, wait until the designated New Shareholder Director is elected or appointed as a member of the Company Board, the Holdings Board or the Limited Board, as applicable, (ii) the New Shareholders have failed to designate a replacement within twenty (20) days of the date of any such vacancy or (iii) if the New Shareholders have the right to designate a second New Shareholder Director, the New Shareholders have failed to designate such second New Shareholder Director within twenty (20) days of the date upon which they acquired such right; provided further, however, the Company Board, Holdings Board and the Limited Board shall not take any action that require the affirmative vote or approval of at least one New Shareholder Director pursuant to the terms of this Agreement during the pendency of the election or removal of any New Shareholder Director except as permitted by clause (d) immediately below.
     (d) The affirmative vote or approval of a New Shareholder Director required in Sections 2.2.4 , 2.4, 4.2.2, and elsewhere in this Agreement (the “Director Approval Requirements”) will be deemed suspended if the New Shareholders (i) cease to have the right to designate at least one director pursuant to this Section 2.1.2 or (ii) fail to nominate an incoming New Shareholder Director under Section 2.1.9 within forty-five (45) days from the removal or replacement of the most recent outgoing New Shareholder Director and there is no New Shareholder Director then seated on the Company Board, Holdings Board or the Limited Board; provided that (x) the Director Approval Requirements will immediately continue in full force and effect upon the election of at least one New Shareholder Director and (y) the Director Approval Requirements shall not be suspended (and none of the Company or any of its Subsidiaries may take any action to which the Director Approval Requirements apply) if the failure to nominate an incoming New Shareholder Director is due to the lack of approval of such director by Intermediate (whether such approval is reasonably withheld or otherwise).
     2.1.3 Term of Directors; Directors’ Expenses. Subject to Sections 2.1.9 and 2.1.10, each New Shareholder Director shall serve an initial term of two (2) years on the Company Board, the Holding Board and the Limited Board, commencing on the date of election or appointment. Subsequent terms shall be for one (1) year. The Company shall promptly reimburse each New Shareholder Director (or each New Shareholder to the extent such New Shareholder incurred such expenses) for any reasonable and documented out-of-pocket expenses incurred in connection with the performance by such New Shareholder Director of his or her duties as a director of the Company, Travelport Holdings Limited and Travelport Limited.
     2.1.4 Director Independence; Approval.
     (a) For so long as (i) the Lockup Parties, together with their respective Affiliates, collectively have voting control of 50% or more of the New Shares then held by all of the New Shareholders and (ii) each Lockup Party, individually or together with its Affiliates have voting control of 75% or more of the New Shares received by it from the Company on the Closing Date, one or both of the New Shareholder Directors designated by the New Shareholders may, upon the mutual agreement of the Majority Shareholder and the New Shareholders holdings a majority of the New Shares, be any individual affiliated with any Lockup Party; provided that if any such individual is not so affiliated, then such individual shall meet the criteria for independence set forth in clause 2.1.4(b) below.
     (b) If the ownership thresholds of the Lockup Parties set forth in clause 2.1.4 (a) above are not met or if the Majority Shareholder and the New Shareholders holding a majority of the New Shares do not mutually agree on an individual affiliated with a Lockup Party pursuant to clause 2.1.4(a), then, prior to nomination and throughout his or her term, each New Shareholder Director (or, in the case the New Shareholders elect to designate one director, the New Shareholder Director) must be (i) “independent” under the then effective rules and standards promulgated by the SEC and the NYSE and (ii) not employed by or an Affiliate of any holder of the Company PIK Loans. The designation of each New Shareholder Director shall be subject to the approval of Intermediate, not to be unreasonably withheld or delayed; provided that if Intermediate withholds approval for two consecutive proposed directors, Intermediate shall have ten (10) Business Days to approve any subsequently proposed director for such designation, the approval of whom may only be withheld on the basis of (a) failing to satisfy the “independent” criteria above, (b) reasonable concerns that the proposed director is affiliated with a competitor of the Company or any Subsidiary or any third party known to be in any material unresolved dispute with the Company or any Subsidiary, (c) reasonable concerns that the proposed director may be unable to maintain in confidence the confidential information of the Company such proposed director will receive after being elected or appointed as a director or (d) an adverse material financial impact on the Company and its Subsidiaries resulting from the election of such director. Following such approval, or if Intermediate fails to provide its approval for any such subsequently proposed director within such ten (10) Business Day period (other than for the reasons provided in clauses (a), (b), (c) and (d)), the designated director shall be the New Shareholder Director and shall be nominated for and elected to each of the Company Board, Holdings Board and Limited Board in accordance with the applicable nomination and governance procedures and the provisions in this Section 2.
     2.1.5 Voting of Shareholders. Each Shareholder shall vote or cause to be voted all Company Shares beneficially owned by such Shareholder, from time to time, and shall take all other actions reasonably necessary in its capacity as a Shareholder, to ensure that at each annual or special meeting of Shareholders at which an election of directors is held, or pursuant to any written consent of Shareholders, the New Shareholder Directors (provided the other provisions of this Section 2 are met) and any directors designated by Intermediate are elected to the Company Board.
     2.1.6 Directors of Travelport Holdings Limited and Travelport Limited. The Company, as the sole shareholder of Travelport Holdings Limited, which in turn is the sole shareholder of Travelport Limited, shall, to the extent permitted by applicable law, take such actions as are reasonably necessary to implement the actions set forth in this Section 2.1, including without limitation, to (i) elect the New Shareholder Director(s) then serving on the Company Board to the Holdings Board and the Limited Board, (ii) designate at least one (1) New Shareholder Director on any committee of the boards, (iii) fill vacancies of their respective boards and (iv) provide meeting notices for their respective board members, in each case, under the terms and conditions set forth in this Section 2.
     2.1.7 Committees. The Company Board, Holdings Board and Limited Board, may from time to time designate one or more committees, each of which shall have such number of members as is determined from time to time by such board acting in accordance with the applicable nomination and governance procedures; provided that for so long as the New Shareholders are entitled to designate one or more New Shareholder Director(s) under Section 2.1, the parties hereto shall cause, to the extent permitted by applicable law, one (1) New Shareholder Director to be designated to serve as a member of each of such board’s committees (in the event that there is more than one New Shareholder Director, either of the New Shareholder Directors may be designated to any board committee); provided that such New Shareholder Director does not violate any conflict of interest requirements generally applicable to all directors serving on such committees. To the extent that a New Shareholder Director is removed from the Company Board pursuant to Section 2.1.9 or 2.1.10, such New Shareholder Director shall be deemed to have resigned from all committees upon which such New Shareholder Director is serving and shall be deemed to have resigned from the Holdings Board and the Limited Board. Any vacancies on the Company Board, Holdings Board or Limited Board committees created thereby shall be filled in accordance with applicable nomination and governance procedures of such board.
     2.1.8 Notice; Telephonic and Electronic Attendance and Action by Written Consent. Meetings of the Company Board, the Holdings Board or the Limited Board requires valid and adequate notice to each director. Notice of any meeting of the Company Board, Holdings Board or Limited Board will be deemed given if each New Shareholder Director is given customary, timely notice reasonably in advance of such board meeting and each New Shareholder Director was provided (i) a seven-day period in which to schedule a regular board meeting, (ii) a 48-hour period in which to schedule an emergency board meeting or (iii) such shorter time if agreed by such director. Telephonic and electronic attendance at board meetings will be permitted. Any action taken by the Company Board, Holdings Board or Limited Board by written consent, without a meeting, will require unanimous approval of the applicable board. Failure to comply with the provisions of this Section 2.1.8 shall invalidate the proceedings at any such board meeting or action by written consent.
     2.1.9 Removal and Replacement; Vacancies Generally. Subject to Section 2.1.10, Section 42.1(b) and (c) of the Company’s Bye-laws and applicable laws, members of the Board designated by the New Shareholders may be removed (i) by the affirmative vote or written consent of New Shareholders holding a majority of the New Shares held by all New Shareholders then voting on such matter or (ii) by the other members of the

Board if such individual no longer satisfies the requirements of Section 2.1.4. If, prior to his or her election to the Board, any person is unable or unwilling to serve as a New Shareholder Director, then the New Shareholders shall, subject to the other provisions of this Section 2, be entitled to designate a replacement. If, following election to the Board, any New Shareholder Director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to the other provisions of this Section 2, the New Shareholders shall be entitled to designate a replacement upon the affirmative vote or written consent of New Shareholders holding a majority of the New Shares held by all New Shareholders then voting on such matter. If the New Shareholders are entitled to designate a person to fill any directorship and the New Shareholders fail to do so, then such directorship shall remain vacant until filled by the New Shareholders in accordance with this Section 2.
     2.1.10 Reduction in the New Shareholders’ Ownership Percentage. To the extent that there is any reduction in the number of New Shareholder Directors that the New Shareholders are entitled to designate under Section 2.1.2, then within ten (10) Business Days thereafter, the Company shall send a written notice to the New Shareholders informing such New Shareholders of the reduction and within five (5) Business Days of the receipt of such notice, the New Shareholders holding a majority of the New Shares then held by all New Shareholders voting in the election of directors shall send to the Secretary of the Company written notice stating the name of the New Shareholder Director(s) to be removed from the Company Board, Holdings Board and Limited Board. Upon receipt of such notice by the Secretary of the Company (or, in the event that the New Shareholders fail to deliver such notice within ten (10) Business Days after receipt of the notice from the Company, such selection of a New Shareholder Director(s) shall be made by the Company by lot), such New Shareholder Director(s) shall be deemed to have resigned from the Company Board, Holdings Board and Limited Board, and the vacancy or vacancies created thereby (and, thereafter, any vacancies created in that particular directorship) shall be filled, if at all, in accordance with applicable nomination and governance procedures of the applicable Board and this Section 2.
     2.1.11 Approval of the Company Equity Plan and Other Equity Plans. The Company will present a proposed Company Equity Plan (which, for the avoidance of doubt, may not provide for issuance of Company Shares or any other equity securities of the Company representing more than 5% of the issued and outstanding share capital of the Company after giving effect to the issuance of the New Shares on the date of the Closing and, if and when any Additional Shares are issued, increased to 5% of the issued and outstanding share capital of the Company on the date of Closing after giving effect to the issuance of the New Shares and such Additional Shares) or any other equity incentive or similar plans that provide for the issuance of equity securities of the Company to the Company Board, which shall be approved by a majority of the directors on the Company Board and in accordance with the other requirements set forth in this Section 2.1.11. For so long as the New Shareholders are entitled to designate two (2) New Shareholder Directors, the Company may not authorize any amendments or modifications of the Company Equity Plan or any other equity incentive or similar plans that provide for the issuance of equity securities of the Company or any of its Subsidiaries without the approval of the Company Board, including the affirmative vote of at least one (1) New

Shareholder Director then in office, if any such amendments or modifications or new plans would provide for issuance of equity securities of more than 5% of the issued and outstanding share capital of the Company on the date of the Closing after giving effect to the issuance of the New Shares or, in the case of any Subsidiaries of the Company, for issuance of any equity securities of such Subsidiary. For so long as the New Shareholders are entitled to designate only one (1) New Shareholder Director, any authorization of amendments or modifications of the Company Equity Plan or any other equity incentive or similar plans that provide for the issuance of equity securities of the Company or any of its Subsidiaries, including amendments or modifications or new plans providing for the issuance of equity securities of more than 5% of the issued and outstanding share capital of the Company on the date of the Closing may be approved by the Company Board, provided that the affirmative vote of the New Shareholder Director shall be required for any such authorization during the period from the date of Closing until the second anniversary of the Closing.
     2.2 Actions Requiring New Shareholder Approval.
     2.2.1 Requisite Shareholder Approval is required for the following actions by the Company or to the extent specifically provided below, any Subsidiary of the Company (and any Travelport Entity in the case of Section 2.2.1(a)) after the Closing:
     (a) if the New Shareholders, collectively, then have beneficial ownership of 35% or more of the Outstanding Company Shares, entering into a binding agreement (whether written or oral) that is not conditioned upon the receipt of the approval described in this Section 2.2.1(a) for, or effecting, (i) a Change in Control of any Travelport Entity or (ii) an Initial Public Offering of the Company or Travelport Holdings Limited;
     (b) entering into any binding agreement (whether written or oral) providing for, or effecting, any transaction between the Company or any of its Subsidiaries on the one hand, and any Affiliate of the Company, any Travelport Entity or the Majority Shareholder Entity on the other hand, which transaction is less favorable than one reasonably obtainable in a comparable transaction conducted with an unrelated Person on an arm’s length basis, other than (A) any transaction after the Closing pursuant to the terms of any agreement to which the Company is a party or is bound that was entered into prior to the execution of the Restructuring Support Agreement, by and among Travelport Holdings Limited, the Company, TDS and the consenting lenders thereto or executed joinder agreement, by the Lockup Parties and the principal terms of which have been disclosed, at Company’s option, on a confidential basis to the Lockup Parties (or to their counsel) or publicly disclosed, prior to the execution of a restructuring support agreement in respect of the Restructuring; (B) any transaction or series of transactions in which the Company obtains a letter from a nationally recognized independent financial advisor stating that such transaction is fair from a financial point of view or that the terms of such transaction are not less favorable than those that would have been obtained in a comparable transaction conducted with an unrelated Person on an arm’s length basis; (C) any transaction or series of transactions approved by the majority of the Company Board (including the affirmative vote of at least one New Shareholder Director); (D) the payment of reasonable and customary fees to and indemnities provided for the benefit of, officers, directors, employees or consultants in the ordinary course of business; (E) equity issuances to, retirements and repurchases of equity from any director, officer, employee or consultant under the terms of any compensation plan approved by the Company Board (which plan, if it provides for the issuance of equity securities, must be approved by the Company Board in accordance with Section 2.1.11); and (F) payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business and entering into employment agreements, severance arrangements, stock options plans and other similar arrangements with such employees or consultants in the ordinary course of business which agreements, plans or arrangements, if they involve executive officers, have been approved by the Company Board and if entered into, amended or modified after the Closing have been approved in accordance with Section 2.1.11;
     (c) any action by the Company or any of its Subsidiaries that (i) if taken by a corporation formed under the General Corporation Law of the State of Delaware, would require stockholder approval of the Company if it were a Delaware corporation (unless otherwise agreed in this Agreement), and (ii) would disproportionately and adversely affect the New Shareholders in their capacity as Shareholders and not creditors;
     (d) the authorization or issuance of any new equity securities of any Subsidiary of the Company, unless such new equity securities are issued (i) (other than to the Majority Shareholder or an Affiliate thereof) for fair market value, determined in the good faith judgment of the Company Board, (ii) to the existing immediate parent company of the entity issuing such securities or (iii) in connection with a management incentive plan approved by the Company Board in accordance with Section 2.1.11;
     (e) any reclassification of the Company Shares or any other outstanding securities of the Company that would disproportionately and adversely affect the New Shareholders in their capacity as Shareholders and not creditors;
     (f) any repurchase, redemption, dividend or distribution in respect of any Company Shares that is not made on a pro rata basis (excluding any repurchases or redemptions of Shares upon termination of service with the Company or any net settlement upon vesting of Shares, in each case in the ordinary course of business pursuant to agreements with officers, directors and employees); and
     (g) any amendment of the organizational documents of the Company or any of its Subsidiaries in a manner that would have a disproportionate and adverse effect on the New Shareholders in their capacity as Shareholders and not creditors, or that would directly or indirectly modify or impair any of the approval rights set forth herein.
     2.2.2 The approval rights set out in Sections 2.2.1(b) — (g) above will cease to apply if (x) the New Shareholders, collectively, have beneficial ownership of less than 5% of the Outstanding Company Shares and (y) either of the Lockup Parties has Transferred any of the Company Shares received by it from the Company on the Closing Date.
     2.2.3 In the case of clauses (i) and (ii) in the definition of Requisite Shareholder Approval, the Company shall provide the New Shareholders with proper notice of any meeting or action by written consent to be taken in connection with such matter in accordance with the Company’s Bye-laws; provided that if such matter involves material non-public information, the Company shall provide each New Shareholder the opportunity to acknowledge and affirm its confidentiality obligations (or decline to make such affirmation and reject receipt of the material non-public information) within a reasonable period in advance of such meeting or action by written consent. In each case, New Shareholders shall have at least 10 Business Days (or fifteen (15) Business Days in the case of clause (ii) in the definition of Requisite Shareholder Approval) from the date they received the notice of meeting or equivalent documentation to cast their vote and such vote may be cast by proxy, email or in writing.
     2.2.4 Notwithstanding anything to the contrary herein, if the Requisite Shareholder Approval required under Section 2.2.1(a) is not obtained for any such transaction and (i) the Lockup Parties, together with their respective Affiliates, collectively have voting control of 50% or less of the New Shares then held by all of the New Shareholders, or (ii) each Lockup Party, individually or together with its Affiliates, have voting control of less than 75% of the New Shares received by it from the Company on the Closing Date, then, if
     (a) the Company Board voted to approve such transaction with the affirmative vote of at least one New Shareholder Director (and no New Shareholder Director rejects such transaction), the applicable Majority Shareholders or Travelport Entity may proceed with such transaction provided that (x) the applicable Majority Shareholders or Travelport Entity shall first give effect to the tag-along rights described in Section 4.1 to those New Shareholders who approved such transaction, and (y) the applicable Majority Shareholders or

Travelport Entity shall not be entitled to exercise their drag-along rights described in Section 4.2 with respect to such transaction, or
     (b) the Company Board approves such transaction but at least one New Shareholder Director votes against such transaction, then the applicable Majority Shareholders or Travelport Entity may proceed with such transaction provided that (x) the applicable Majority Shareholders or Travelport Entity shall first give effect to the tag-along rights described in Section 4.1, and (y) the applicable Majority Shareholders or Travelport Entity shall not be entitled to exercise their drag-along rights described in Section 4.2 with respect to such transaction.
Any tag-along rights pursuant to Section 4.1 exercised in accordance with Section 2.2.4(a) or (b) above shall be exercised on the same ballot on which New Shareholders vote in connection with obtaining the Requisite Shareholder Approval in connection with the proposed transaction.
     2.2.5 Notwithstanding anything to the contrary herein and for avoidance of doubt, in no event shall any Shares held directly or indirectly by any Blackstone Party or any Person Controlling a Blackstone Party or any of their respective Affiliates or any of their respective transferees be included in determining the Requisite Shareholder Approval for purposes of this Section 2.2.
     2.3 Change of Classification. The approval of the holders of at least 75% of the New Shares then held by all of the New Shareholders and the approval of the Lockup Parties will be required to change (a) the classification of the Company as a corporation under the Code or (b) the classification of any Subsidiary of the Company under the Code in any way that would result in a person other than the Company to be treated as the issuer of the Company PIK Loans and the Second Lien Opco Term Loan for U.S. federal income tax purposes.
     2.4 Issuance of New Equity Shares. Except as set forth in Section 5.6, the Company shall not issue any new Shares (other than in connection with any equity incentive plan or similar arrangement approved by the Company Board in accordance with Section 2.1.11) unless (i) such Shares are issued for fair market value, determined in the good faith judgment of the Company Board after obtaining a valuation from a nationally recognized independent financial expert, (ii) at least one (1) New Shareholder Director shall have voted in favor of such issuance and (iii) any such Share issuances made in one (1) or a series of transactions would not result in the Majority Shareholder no longer directly or indirectly owning or having voting control of the majority of the issued and Outstanding Company Shares.
     2.5 Further Assurances by Shareholders.
     2.5.1 Further Assurances. Each Shareholder and each of the Blackstone Parties hereby agrees to take, at any time and from time to time, all actions necessary or desirable (including, without limitation, attendance at meetings in person or by proxy for the purposes of achieving a quorum and voting such Shareholder’s Shares or execution of a written consent in lieu of attending a meeting) to accomplish the provisions of Section 2, and the Company agrees to take, at any time and from time to time, all actions necessary or desirable within its control (including, without limitation, calling special board and shareholder meetings) to enable the provisions of Section 2 to be accomplished.
     2.5.2 Approved Transactions. With respect to any transaction (i) that requires and has received the Requisite Shareholder Approval under Sections 2.2 or 4.2 or (ii) which is not subject to clause (i) and is approved by Intermediate, each New Shareholder agrees to cast all votes to which such New Shareholder is entitled in respect of the Shares to approve, effect, or implement such approved transaction and will not pursue any dissenter’s or appraisal rights.
2.6 Actions in Contravention. Subject to applicable laws, none of the Company, its Subsidiaries, the Majority Shareholder Entity or any Blackstone Party (to the extent referred to in this Section 2) will take, cause to be taken or otherwise give effect to any action by any Shareholder or any other Person which is in contravention or is reasonably expected to result in any violation of this Section 2.
2.7 Period. Section 2 shall expire upon the earlier of the consummation of (i) a Travelport Entity Sale or (ii) an Initial Public Offering of any Travelport Entity, in each case provided that the Majority Shareholder and the Company have complied with Section 5.5.
3. TRANSFER RESTRICTIONS.
3.1 General Transfer Restrictions. Each Shareholder understands and agrees that the Shares held by such Shareholder on the date hereof have not been registered under the Securities Act or registered or qualified under any state or foreign securities laws. No Shareholder shall Transfer such Shareholder’s Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state or foreign securities laws, the Company’s Bye-laws and any restrictions on Transfer contained in this Agreement or any other agreements or instruments pursuant to which such Shares were issued.
3.2 Prohibited Transfers. Until the expiration of the provisions in this Section 3, without prior written approval of Intermediate, no Shareholder shall Transfer such Shareholder’s Shares:
     (a) if such Transfer would cause the total number of New Shareholders to exceed 250, as determined under Section 12(g) of the Exchange Act, or would require registration of such Transfer, of the Company or any class of securities of the Company under any U.S. or foreign securities laws; or

     (b) in a manner that would violate any regulatory restrictions applicable to the Company, including requirements of the Bermuda Monetary Authority; or
     (c) in violation of the provisions of Section 3 or 4;
     (d) in the case of the New Shareholders only, to a Strategic Investor, unless such Strategic Investor already owns Shares at the time of such Transfer.
3.3 Transfers; Lock-up Restrictions. Subject to Sections 2.1.1, 3.1, 3.2, 4.1, 4.2, 4.3 and 4.4, the Shareholders may at any time Transfer any Shares or other equity interests of the Company; provided that, for a period of ninety (90) days following the date of this Agreement, neither Lockup Party nor, subject to the exception in the last sentence of this Section 3.3, any Affiliate of a Lockup Party, shall Transfer any New Shares held by it and over which such Lockup Party or Affiliate has (i) either (A) sole legal and beneficial ownership or (B) has investment or voting discretion, together with the power and authority to bind the beneficial owner(s) of such New Shares to the terms of this Section 3.3 and (ii) full power and authority to act (including voting and consenting to matters concerning such New Shares) and to dispose of, exchange, assign and transfer such New Shares. Notwithstanding the foregoing, the proviso in the first sentence of this Section 3.3 shall not apply to (i) any Transfer of New Shares at any time by any Person who is not a Lockup Party who receives such New Shares as a result of its participation in certain swap contracts and who were previously identified to the Company as such, as required by Section 5.a of the Restructuring Support Agreement or (ii) any Transfer of New Shares to the Majority Shareholder or a Travelport Entity.
3.4 Certain Transferees to Become Parties. Any transferee (other than the Company or Intermediate or any of its Affiliates or a transferee who receives New Shares pursuant to Section 4.1) receiving Shares in a Transfer by a New Shareholder, shall become a New Shareholder, party to this Agreement and bound by the terms and conditions of this Agreement to the same extent, and in the same capacity, as the transferor. Prior to the Transfer of any Shares by a Shareholder to any transferee (including pursuant to Section 4.1), and as a condition thereto, each of Intermediate or the New Shareholder effecting such Transfer shall (x) cause such transferee to execute and deliver to the Company, Intermediate and each other New Shareholder (holding more than 5% of the Outstanding Company Shares together with its Affiliates) an Addendum Agreement in the form attached hereto as Exhibit A, (y) if reasonably requested by the Company, deliver an opinion of counsel in form and substance satisfactory to the Company to the effect that registration is not required under the Securities Act. Each Blackstone Party agrees and covenants that prior to the Transfer by such Blackstone Party of any equity interest in any Travelport Entity to any transferee, and as a condition thereto, such Blackstone Party shall cause such transferee to execute and deliver to the Company, Intermediate and each other Shareholder an Addendum Agreement in the form attached hereto as Exhibit A and shall cause such transferee to agree to be bound by the same obligations of such

Blackstone Party under this Agreement and, when executed, the Registration Rights Agreement. If after the date hereof an entity is formed such that if such entity was in existence on the date hereof, it would be encompassed in the definition of Majority Shareholder hereunder, the Blackstone Parties will cause such entity to execute and deliver to the Company, Intermediate and each other Shareholder an Addendum Agreement and such entity shall be included in the definition of Majority Shareholder hereunder.
3.5 Impermissible Transfer. Subject to applicable law, any attempted Transfer of Shares or equity interests not permitted under the terms of this Section 3 or not in compliance with any of the requirements of this Section 3 or Section 4 shall be null and void ab initio, and the Company shall not in any way give effect to any such impermissible Transfer.
3.6 Notice of Transfer. In addition to any other notice requirements included herein, if any New Shareholder proposes to Transfer any Shares, the New Shareholder shall furnish a written notice (which notice may be the same notice as the Sale Notice, if any, delivered pursuant to Section 4.4) to the Company. Such notice shall set forth (a) the number of Shares to be Transferred and (b) the name and address of the prospective buyer. To the extent that any New Shareholder shall Transfer any Shares in compliance with the terms of this Agreement, such New Shareholder shall, within five (5) Business Days following consummation of such Transfer, deliver notice thereof to the Secretary of the Company, who shall cause such Transfer to be reflected on Company’s register of members immediately.
3.7 Period. Each of the foregoing provisions of this Section 3 shall expire upon the earlier of the consummation of (i) a Travelport Entity Sale and (ii) an Initial Public Offering of any Travelport Entity; in each case provided that the Majority Shareholder and the Company have complied with Section 5.5.
4. TAG-ALONG, DRAG-ALONG AND PRE-EMPTIVE RIGHTS; RIGHT OF FIRST OFFER.
4.1 Tag Along. Subject to any required Requisite Shareholder Approval under Section 2.2, if any Prospective Selling Shareholder proposes to Sell, directly or indirectly, any Shares of the Travelport Entities to any Prospective Buyer (other than a Transfer to an Affiliate so long as such transferee remains an Affiliate of such Prospective Selling Shareholder and have complied with the terms of Section 3.4):
     4.1.1 Notice. The Prospective Selling Shareholder shall, prior to any such proposed Transfer, deliver a written notice (the “Tag Along Notice”) to each New Shareholder (each such New Shareholder, a “Tag Along Holder”). The Tag Along Notice shall include:

     (a) the principal terms and conditions of the proposed Sale, including (i) the number of Shares to be purchased from the Prospective Selling Shareholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares to be purchased from the Prospective Selling Shareholder by the total number of Shares held by the Prospective Selling Shareholder (the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Shareholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and
     (b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3.3), with respect to each Share Sold, as the Prospective Selling Shareholder shall Sell each of its Shares. For purposes of calculating each Selling Shareholder’s Tag Along Sale Percentage, but not for purposes of determining whether there has been a Change in Control and subject to Section 4.3.3, (i) all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised and (ii) in the event the Prospective Selling Shareholder proposes to sell shares in an entity other than the Company, appropriate adjustments shall be made in the application of the provisions in this Section 4.1 in accordance with Section 4.3.3(b).
     4.1.2 Exercise. Within ten (10) Business Days after the date of delivery of the Tag Along Notice (such date, the “Tag Along Deadline”), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Shareholder and any other Shareholder of the Company entitled to participate in the proposed Transfer, collectively, the “Tag Along Sellers”) shall have the right, but not the obligation, to deliver a written notice (the “Tag Along Offer”) to the Prospective Selling Shareholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)). New Shares Transferred by Tag Along Sellers will cease to be New Shares for the purpose of this Agreement. Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including compliance with the Tag Along Deadline, shall be deemed to have waived all of such Tag Along Holder’s rights to participate in such Sale, and the Prospective Selling Shareholder shall thereafter be free to Sell, within 120 days after the delivery of the Tag-Along Notice, to the Prospective Buyer, at a purchase price no greater than the purchase price set forth in the Tag Along Notice and on other terms and conditions which, collectively, are not more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder(s) pursuant to this Section 4.1. If such Sale is not consummated within such 120-day period, the Prospective Selling Shareholder may not sell any Shares without first complying with the provisions of this Section 4.1.
     4.1.3 Irrevocable Offer. The offer of each Participating Seller contained in such Participating Seller’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.3), as the Prospective Selling Shareholder, up to such number of Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the purchase price shall be less than the purchase price set forth in the Tag Along Notice or the other terms and conditions shall be less favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Shareholder within five (5) Business Days after delivery of such written notice from the Prospective Selling Shareholder and upon such withdrawal shall be released from such Participating Seller’s obligations thereunder.
     4.1.4 Reduction of Shares Sold. The Prospective Selling Shareholder shall include in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Shareholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer) subject to reduction as set forth in this Section 4.1.4. In the event the Prospective Selling Shareholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:
     (a) there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (i) the number of Shares of the applicable class offered (or proposed, in the case of the Prospective Selling Shareholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Shares equal to such Tag Along Seller’s Pro Rata Portion; and
     (b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Prospective Selling Shareholder and each other Tag Along Seller which offered to sell a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion, pro rata to each Tag Along Seller based upon the amount of such excess, or in such manner as the Tag Along Sellers may otherwise agree; provided, that the collective pro rata share of the Participating Sellers’ participation in such sale shall not exceed the Participating Sellers’ collective Pro Rata Portion.

     4.1.5 Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the purchase price to be paid in such proposed Sale shall be greater than the purchase price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the Tag Along Deadline shall be five (5) Business Days. The Prospective Selling Shareholder and the Tag Along Seller shall sell to the applicable Prospective Buyer the Shares proposed to be transferred by them in accordance with this Section 4.1, at the time and place provided for the closing in the Tag Along Notice, or at such other time and place as the Prospective Selling Shareholder and the Tag Along Sellers, and the applicable Prospective Buyer shall agree. As a condition to the consummation of such Sale, the Prospective Buyer shall comply with Section 3.5.
     4.1.6 Tag Along Exception. For the avoidance of doubt and notwithstanding anything to the contrary provided herein, a proposed Sale by any New Shareholder shall not trigger any tag-along rights provided under this Section 4.1.
4.2 Drag Along. Subject to any required Requisite Shareholder Approval under Section 2.2, with respect to any Change in Control, each New Shareholder hereby agrees, if requested by the Prospective Selling Shareholders, to Sell the same percentage (the “Drag Along Sale Percentage”) of the Shares then held by the Prospective Selling Shareholders (or, if the Prospective Selling Shareholder is not Intermediate, the same percentage of the total equity value of the Company then held by the Prospective Selling Shareholders) that is proposed to be sold by the Prospective Selling Shareholders to a Prospective Buyer (provided that such Prospective Buyer is not an Affiliate of the Majority Shareholder) in such Change in Control (in one transaction or a series of related transactions), in the manner and on the terms set forth in this Section 4.2. For purposes of calculating each Participating Seller’s Drag Along Percentage, but not for purposes of determining whether there has been a Change in Control and subject to Section 4.3.3, (i) all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised and (ii) in the event the Prospective Selling Shareholder proposes to sell shares in an entity other than the Company, appropriate adjustments shall be made in the application of the provisions in this Section 4.2 in accordance with Section 4.3.3(b). All Shares to be Sold to the Prospective Buyer shall be included in determining whether or not a proposed transaction constitutes a Change in Control.
     4.2.1 Exercise. If the Prospective Selling Shareholders wish to exercise the drag-along rights contained in this Section 4.2, then the Prospective Selling Shareholders shall deliver a written notice (the “Drag Along Notice”) to each other Shareholder at least ten (10) Business Days prior to the consummation of the Change in Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed

Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Shareholders, (b) the Drag Along Sale Percentage for each class, (c) the consideration to be received in the proposed Sale for each class, (d) the name and address of the Prospective Buyer and (e) if known, the proposed Transfer date. If the Prospective Selling Shareholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other Shareholder (each, a “Participating Seller”, and, together with the Prospective Selling Shareholders, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such Drag Along Seller’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.2.2 and Section 4.3.3) as the Prospective Selling Shareholders shall Sell each Share in the Sale (subject to Section 4.2.2 and Section 4.3.3); and (ii) except as provided in Section 4.2.2 and Section 4.3.3, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Shareholders for the corresponding class of Shares (on an as converted basis, in the case of Convertible Securities). Subject to Section 4.2.3, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received, all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers to the extent reasonably practicable. If at the end of the 270th day after the date of delivery of the Drag Along Notice the Prospective Selling Shareholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be delivered and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.
     4.2.2 Drag Along Seller Exclusion4.2.3. For the avoidance of doubt and notwithstanding Section 4.2.1, the requirement that Drag Along Sellers Sell on the same terms and conditions as the Prospective Selling Shareholders shall not apply to any provisions providing any payment of customary and bona fide advisory fees paid to certain shareholders or their Affiliates for actual services rendered pursuant to (i) an agreement entered into by such shareholder and the Company which received Requisite Shareholder Approval or (ii) an agreement entered into by such shareholder and a Majority Shareholder Entity which agreement has been approved by Company Board (including at least one New Shareholder Director).
4.3 Additional Tag Along and Drag Along Provisions. The following provisions shall be applied to any proposed Sale to which Section 4.1 or 4.2 applies:
     4.3.1 Further Assurances. The Company and each Participating Seller shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4.1 or Section 4.2 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other reasonably necessary documents or instruments; furnishing information and copies of relevant documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the reasonable requests of the Prospective Selling Shareholder(s) and the Prospective Buyer; provided, however, that (x) Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence and (y) in no event shall any Participating Seller or any of its Affiliates have any non-competition, non-solicitation or similar obligations. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Shareholder(s) to which such Prospective Selling Shareholder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any Adverse Claim with respect to such Shares and the non-contravention of other agreements and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (but with respect to its own Shares) as the Prospective Selling Shareholder(s), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Shareholder(s) in connection with such Sale and (ii) the proceeds to such Participating Seller in connection with such Sale.
     4.3.2 Sale Process. Intermediate, in the case of the Company, or the Prospective Selling Shareholder, in the case of any other Travelport Entity, shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale in Sections 4.1 or 4.2 and the terms and conditions thereof. None of the Company, Intermediate, the Prospective Selling Shareholder or any Affiliate of such Persons shall have any liability to any New Shareholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.
     4.3.3 Treatment of Options, Warrants and Convertible Securities; Treatment of Shares in Sales of Travelport Entities.
     (a) If any Participating Seller shall Sell any Options, Warrants or Convertible Securities that are exercisable, convertible or exchangeable in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Shareholder(s) in such Sale for the number of Outstanding Company Shares that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities, in each case, subject to reduction for any tax or other amounts required to be withheld under applicable law.
     (b) In a transaction where the Prospective Selling Shareholder is Selling Shares in a Travelport Entity other than the Company, appropriate adjustments shall be made in the application of the provisions of Sections 4.1 and 4.2 such that the Participating Sellers shall receive in exchange for their Shares the proportionate value of their Shares to be Sold in relation to the value of the Shares Sold by the Prospective Selling Shareholder in the other Travelport Entity. If such Travelport Entity owns property or assets other than a direct or indirect interest in the Company, the value of the Shares to be Sold by the Participating Sellers will be determined by obtaining a valuation of such property or assets from two nationally recognized separate and independent financial experts, one selected by the Majority Shareholder (at its sole expense) and the other selected by one of the New Shareholder Directors (at the sole expense of the Participating Sellers). If the price to be paid to the Participating Sellers, as determined by such financial experts, differs by less than 10% the average of the two prices shall be used. If the price to be paid to the Participating Sellers, as determined by such financial experts, differs by more than 10%, a third nationally recognized and independent financial expert will be selected the two previously selected financial experts and the purchase price paid to the Participating Sellers shall be that purchase price determined by one of the initial two financial experts that is closest to the price per Share determined by the third financial expert. All expenses incurred by Participating Sellers shall be borne by each such Participating Seller individually, provided that the financial expert expense shall be shared proportionately among the Participating Sellers. The expense of the third financial expert shall be borne by the party responsible for the initial financial expert whose purchase price is furthest from the purchase price determined by the third financial expert.
     4.3.4 Closing. The closing of a Sale to which Section 4.1 or 4.2 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice or Drag Along Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice, at such time as the Prospective Selling Shareholders shall specify by notice to each Participating Seller, and (iii) at such place as the Prospective Selling Shareholder(s) shall specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, if any, with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than any arising as a result of the terms of this Agreement), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, if applicable.

4.4 Right of First Offer. If any New Shareholder proposes to Sell any Shares (other than to its Affiliates, the Majority Shareholder, a Travelport Entity or another Shareholder or Affiliate thereof) owned by such Shareholder:
     4.4.1 Notice. The New Shareholder shall furnish a written notice of such proposed Sale (a “Sale Notice”) to Intermediate (including a designated Affiliate thereof, the “First Offer Holder”) not less than ten (10) Business Days prior to any such proposed Transfer. The Sale Notice shall include:
     (a) (i) the number of Shares proposed to be sold by the New Shareholder (the “Subject Shares”) and (ii) the proposed Transfer date, if known; and
     (b) an invitation to the First Offer Holder to make an offer to purchase any number of the Subject Shares at a price to be proposed by the First Offer Holder.
     4.4.2 Exercise. Within ten (10) Business Days after the date of delivery of the Sale Notice (the “First Offer Deadline”), the First Offer Holder may make an offer to purchase all, but not less than all, of the Subject Shares by furnishing a written notice (the “First Offer Notice”) specifying the price per Subject Share. The purchase of the Subject Shares pursuant to the First Offer Notice shall not be subject to any financing or similar contingency. The receipt of consideration by any New Shareholder selling Shares in payment for the transfer of such Shares pursuant to this Section 4.4.2 shall be deemed a representation and warranty by such New Shareholder that: (i) such New Shareholder has full right, title and interest in and to such Shares; (ii) such New Shareholder has all necessary power and authority and has taken all necessary actions to sell such Shares as contemplated by this Section 4.4.2; and (iii) such Shares are free and clear of any and all liens or encumbrances except pursuant to this Agreement.
     4.4.3 Irrevocable Offer. The offer of each First Offer Holder contained in a First Offer Notice shall be irrevocable, and, to the extent such offer is accepted, such First Offer Holder shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Holder’s First Offer Notice. If at the end of the 30 days after the date of delivery of the Sale Notice, the New Shareholder and First Offer Holder have not completed the Sale of the Subject Shares, the First Offer Holder shall be released from such holder’s obligations under such holder’s irrevocable offer, and the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.4 separately complied with, in order to consummate a Transfer of such Subject Shares.
     4.4.4 Acceptance of Offers. Within ten (10) Business Days after the First Offer Deadline, the New Shareholder shall inform the First Offer Holder, by written notice (the “Acceptance Notice”), of whether or not the New Shareholder will accept the offer of the First Offer Holder. In the event the New Shareholder fails to furnish the Acceptance Notice within the specified time period, the New Shareholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Holder or to a Prospective Buyer. If the New Shareholder decides not to Sell the Subject Shares to the First Offer Holder, the First Offer Holder shall be released from such holder’s obligations under such holder’s irrevocable offer. If the New Shareholder decides to Sell the Subject Shares to a Prospective Buyer other than the First Offer Holder, (a) the price must exceed the price specified in the First Offer Notice by two percent (2%) and (b) the Sale must be completed within thirty (30) days of receipt of the First Offer Notice. If the New Shareholders decide to Sell the Subject Shares pursuant to this Section 4.4.4 at a price greater than the price in the First Offer Notice by less than two percent (2%), the New Shareholders must offer the Subject Shares to the First Offer Holder at such price. If the First Offer Holder accepts such offer within ten (10) Business Days, then Section 4.4.3 shall apply as though such price were included in the First Offer Notice. If the First Offer Holder does not accept such offer within ten (10) Business Days, the New Shareholders shall be free to Sell the Subject Shares at such price and such Sale must be completed within thirty (30) days. If no Sale is completed with the time period specified in the prior sentence, no offer or Sale by a New Shareholder may be completed without again complying with the terms of this Section 4.4.
4.5 Pre-Emptive Right.
     4.5.1 Notice. Subject to Section 2.4 and other than pursuant to Section 5.6, if at any time after the date hereof, the Company proposes to offer and Sell any New Securities (other than pursuant to an equity incentive plan approved by the Company Board in accordance with Section 2.1.11, an Initial Public Offering, in connection with the Company’s acquisition of another business or a strategic investment, in each case that has been approved by the Company Board and with respect to a strategic investment, received the affirmative vote of a New Shareholder Director), the Company shall give written notice (“New Issue Offer Notice”) to each Shareholder:
     (a) setting forth in reasonable detail (i) the terms and provisions of the proposed Sale of the New Securities; (ii) the price and other terms of the proposed Sale of such New Securities; and (iii) the number of such New Securities to be offered; and
     (b) offering to each such Shareholder the right to purchase up to that number of New Securities as shall equal (i) the number of New Securities proposed to be sold by the Company multiplied by (ii) a fraction, the numerator of which is (x) the number of Company Shares then owned by such Shareholder, and (y) the denominator of which is the total number of Outstanding Company Shares.
     4.5.2 Exercise. In order to exercise its purchase rights under this Section 4.5, such Shareholder must, within ten (10) Business Days after receipt of the New Issue Offer Notice, provide written notice to the Company stating the number of New Securities such Shareholder wishes to purchase. If all of the New Securities offered to the Shareholders are not fully subscribed by such Shareholders, the remaining New

Securities will be reoffered to the Shareholders purchasing their full allotment upon the terms set forth in this Section 4.5, until all such New Securities are fully subscribed or until all such Shareholders have subscribed for all such New Securities which they desire to purchase. In order to exercise its purchase rights under this Section 4.5, Shareholders must, within five (5) Business Days after receipt of such reoffers, exercise their purchase rights in writing. To the extent that the Company offers two or more securities in units, such Shareholders must purchase such units as a whole and will not have the right to purchase only one of the securities making up such unit.
     4.5.3 Expiration. Upon the expiration of the offering periods described above, the Company will be free to Sell such New Securities that the Shareholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any New Securities offered or sold by the Company after such ninety (90) day period must be reoffered to such Shareholders pursuant to this Section 4.5.
     4.5.4 Election. The election by such a Shareholder not to exercise its preemptive rights under this Section 4.5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed offer.
4.6 Period. Each of the foregoing provisions of this Section 4 shall expire upon the earlier of the consummation of (i) a Travelport Entity Sale and (ii) an Initial Public Offering of any Travelport Entity; in each case provided that the Majority Shareholder and the Company have complied with Section 5.5.
5. COVENANTS.
     5.1 Information Rights.
     5.1.1 Information Rights. Subject to the Shareholder’s confidentiality obligations set forth in Section 5.2, New Shareholders shall be entitled to receive from the Company all information regarding Travelport Limited filed with the SEC or otherwise publicly available (or, if Travelport Limited ceases to file with the SEC, information it would have filed with the SEC had it continued to so file); provided that each New Shareholder that, together with its Affiliates, beneficially own at least 2% of the Outstanding Company Shares shall be entitled to request additional information set forth in Section 5.1.2 below.
     5.1.2 Additional Information Rights. Subject to the Shareholder’s confidentiality obligations set forth in Section 5.2 and except for information protected by attorney-client privilege, the Company shall furnish, or cause to be furnished, the following to each New Shareholder that, together with its Affiliates, beneficially owns (i) at least 5% of the Outstanding Company Shares or (ii) at least 2% of the Outstanding Company Shares and so requests such information pursuant to Section 5.1.1:

     (a) Such New Shareholder the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect the books and records of the Company and its Subsidiaries at their respective registered offices at such times as such New Shareholder shall reasonably request, but no more frequently than quarterly;
     (b) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters, an unaudited balance sheet of Travelport Limited and its consolidated Subsidiaries as of the end of such quarter, and an unaudited related income statement, and statement of cash flows for such quarter;
     (c) As soon as available and in any event within one hundred and five (105) days after the end of each fiscal year, (i) an audited balance sheet of Travelport Limited and its consolidated Subsidiaries as of the end of such fiscal year and the related income statement, statement of shareholders equity and statement of cash flows for such fiscal year; and
     (d) Promptly after the occurrence of any material event which if the Company or any of its Subsidiaries were a reporting company under the U.S. Securities Exchange Act of 1934, as amended, it would be required to file with the SEC a report on Form 8-K with respect to, notice of such event together with a summary describing the nature of such event. The Company and its Subsidiaries shall satisfy their respective obligations under this Section 5.1.2(d) if a Form 8-K containing such information is furnished by Travelport Limited to the SEC, provided, in each case, furnishing such information to the applicable New Shareholder does not waive any attorney-client privilege held by the Company with respect to such information. Any information received by a New Shareholder, as such, shall be governed by the provisions of this Agreement. Any information received by a New Shareholder as a creditor under the Company PIK Loans or otherwise shall be governed by the provisions of the applicable Credit Agreement and related documents.
     With respect to Section 5.1.1 above and this Section 5.1.2, the information relating to the applicable Travelport Entities will be deemed to be delivered to the New Shareholders if such information is filed with the SEC or, at the Company’s option, posted on a secure website or delivered via email or regular mail to the New Shareholders.
     5.1.3 Information Regarding Restricted Payment Capacity. The Company agrees that once every twelve (12) months commencing on the first anniversary of the Closing, it will allow and aid the New Shareholder Director(s) to review in good faith the restricted payment capacity of Travelport Limited, as set forth in Section 4.07 of the Senior Indenture of TDS Investor Corporation, dated August 23, 2006, Section 4.07 of the Senior Subordinated Indenture of TDS Investor Corporation, dated August 23, 2006 and Section 4.07 of the Indenture of Travelport LLC and Travelport Inc., dated August 18, 2010. The Company further agrees that based on the findings of such review, which shall take into account the solvency of each relevant entity, it will use commercially reasonable efforts to cause Travelport Limited to utilize any such availability to distribute any such funds to the Company to be used to repurchase outstanding Company PIK Loans, pro rata, subject to the fiduciary duties of the directors of the Company and its Subsidiaries and any existing contractual obligations, including, but not limited to, obligations under the Credit Agreement.
5.2 Confidentiality. No Shareholder (other than Intermediate) shall be entitled to obtain any information relating to the Company or its Affiliates or Subsidiaries except as expressly provided in this Agreement or in another written agreement between the Company and such Shareholder or to the extent required by applicable law; and to the extent such Shareholder is so entitled to such information, such Shareholder shall be subject to the provisions of this Section 5.2; provided that nothing in this Agreement shall alter, modify or in any way impact a New Shareholder’s right to receive confidential information in its capacity as a holder of Company PIK Loans or in any other capacity (other than as a New Shareholder) and the terms upon which such New Shareholder is obligated under the related agreement to maintain such information in confidence. Each such Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than in connection with monitoring its equity investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, including, but not limited to, information in connection with any action requiring Requisite Shareholder Approval, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.2 by such Shareholder or its Affiliates), (ii) is or has been independently developed or conceived by such Shareholder without use of the Company’s or any Subsidiary’s confidential information or (iii) is or has been made known or disclosed to such Shareholder by a third party (other than an Affiliate or agent of the Company) without a breach of any obligation of confidentiality such third party may have to the Company or any Subsidiary that is known to such Shareholder; provided, however, that a Shareholder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its equity investment in the Company or for evaluating and preparing disclosure pursuant to clause (c) below, (b) to any Prospective Buyer as long as such Prospective Buyer agrees to be bound by the provisions of this Section 5.2, (c) to the extent necessary for a Shareholder to enforce its rights under this Agreement, the other agreements entered into in connection herewith and under the Company’s Bye-laws or (d) as may otherwise be required by law (including reporting under securities laws and governmental filings) or legal proceeding; provided that such Shareholder takes reasonable steps to minimize the extent of any such required disclosure, including using commercially reasonable efforts to obtain a protective order in any legal proceeding, and provided further that such Shareholder discloses only that portion of any confidential information obtained from the Company pursuant to the terms of this Agreement as is, based on the advice of its counsel, legally required and provides the Company with notice of the disclosure that was or is to be made; provided, further, that the acts and omissions of any Person to whom such Shareholder may disclose confidential information pursuant to clause (a) of the preceding proviso shall be attributable to such Shareholder for purposes of determining such Shareholder’s compliance with this Section 5.2. Nothing in this Section 5.2 shall authorize the use of any confidential information in contravention of applicable securities laws.
5.3 Suspension of Information Rights. Any Shareholder entitled to receive any information from the Company or any of its Subsidiaries pursuant to this Section 5 may, by written notice to the Company or any of its Subsidiaries, suspend its right to receive any or all of such information for any period of time, as indicated in such notice, and the Company and its Subsidiaries shall comply with such Shareholder’s request.
5.4 Travelport Guarantor. The Company, as the sole shareholder of Travelport Holdings Limited, which in turn is the sole shareholder of Travelport Limited, which in turn is the sole shareholder of Travelport Guarantor, shall do or cause to be done all things necessary to ensure that Travelport Guarantor has at least one independent director that is reasonably satisfactory to a majority of the New Shareholders.
5.5 Exit Transactions. In connection with any Initial Public Offering, sale, amalgamation, merger or similar transaction of the Majority Shareholder Entity or any of its direct or indirect Subsidiaries (an “Exit Transaction”), the Blackstone Parties and the Company shall (i) structure such Exit Transaction in a manner that, in the case of an Exit Transaction that is an Initial Public Offering or similar transaction (an “IPO Transaction”), permits the New Shareholders to hold equity directly in the public company in an appropriate proportion (taking into account (x) the dilution attributable to such IPO Transaction, (y) the equity disposed of in such IPO Transaction) and (z) the value of the equity then held by them in the Company (without giving effect to any minority, illiquidity or similar discount) as it relates to the value of the equity of the public company); (ii) (A) use reasonable best efforts so that in any such IPO Transaction, each New Shareholder and its direct and indirect owners recognize income for U.S. federal income tax purposes only to the extent such New Shareholder or any of its direct and indirect owners are required under the Code to recognize income in respect of any cash or property other than stock of the public company that such New Shareholder receives in such IPO Transaction, (such tax treatment, “Non-Recognition Treatment”) and (B) not, without the approval of the board of directors, including one New Shareholder Director, structure any such IPO Transaction in a manner that does not provide for Non-Recognition Treatment; and (iii) structure any Exit Transaction in a manner that does not have disproportionate and adverse U.S. federal income tax consequences to the New Shareholders and their direct and indirect owners as compared to the Majority Shareholder and its direct and indirect owners. Each New Shareholder shall cooperate in good faith to achieve Non-Recognition Treatment with respect to an IPO Transaction, but in no event will the foregoing be deemed to obligate such New Shareholder to take any action if, in its good faith belief such action would have an adverse effect on such New Shareholder or its investment in the Company.

5.6 Additional Issuance. If the full payment and discharge of the Company PIK Loans has not occurred on or prior to September 30, 2013, an additional number of Company Shares (the “Additional Shares”) will be issued on a pro rata basis to the New Shareholders who received Company Shares on the Closing Date (or upon written notice from any such New Shareholder to the Company specifying transferees or assigns of New Shares of such New Shareholder permitted pursuant to the terms of this Agreement, to such permitted transferees or assigns) thereby bringing the total equity held by New Shareholders to 44% of the Outstanding Company Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares); provided that the total amount of the Additional Shares issued shall be reduced to the extent necessary, in the reasonable opinion of outside tax counsel to the Company, in order to prevent an “ownership change” within the meaning of Section 382(g) of the Code, with respect to Worldwide, prior to the consummation of a sale, merger, amalgamation or IPO Transaction (an “Ownership Change”). To the extent the full amount of the Additional Shares are not issued pursuant to the preceding sentence, the New Shareholders will be issued such Additional Shares that have not yet been issued upon the earlier of (x) the first date on which such shares can be issued without causing an Ownership Change or (y) the consummation of a sale, merger, amalgamation or IPO Transaction; provided that, if the issuance of such Additional Shares would, in the reasonable opinion of outside tax counsel to the Company, cause an Ownership Change, then such Additional Shares shall not be issued, and provided further that, if all of the Additional Shares have not been issued at the consummation of a sale, merger, amalgamation or IPO Transaction, the New Shareholders will receive, at the time of such consummation, an amount equal to the fair market value of such Additional Shares that have not been issued at the time of such consummation of a sale, merger, amalgamation or IPO Transaction. Until such time as all of the Additional Shares are issued or payment with respect to such shares that cannot be issued is made, in each case pursuant to the immediately preceding sentence, the Company shall use its best reasonable efforts to prevent any “owner shift” or “equity structure shift” within the meaning of Section 382(g) of the Code with respect to the Company. In the event that the Majority Shareholder takes any action, directly or indirectly, to cause an Ownership Change, the Additional Shares will be promptly issued.
5.7 Additional Covenants of the Parties.
     (a) Each of the Blackstone Parties covenants and agrees that prior to the Initial Public Offering of the shares of any Travelport Entity, the issuer of such shares shall enter into a Registration Rights Agreement with each New Shareholder in the form attached as Exhibit B.
     (b) Each of the Blackstone Funds covenants and agrees that if on or after the date hereof, it holds equity interest in an entity such that if such equity interests was held in such entity on the date hereof, it would be encompassed in the definition of Majority Shareholder Entity hereunder, the Blackstone Funds will cause such entity to execute and deliver to the Company, Intermediate and each Shareholder an Addendum Agreement and such entity shall be included in the definition of Majority Shareholder Entity hereunder.
     (c) Each Blackstone Party agrees that it will not, directly or indirectly, take or cause to be taken, any action that would require the Requisite Shareholder Approval in Section 2.2 without the prior receipt of such approval.
     (d) Each party (including the Advisors for purposes of Section 5.8) agrees on behalf of itself and its Affiliates Controlling such party, in their capacity as such, not to, directly or indirectly, take any action that is in violation of any provisions of this Agreement or intended to frustrate the intent and purpose of this Agreement.
     (e) Each Blackstone Party agrees to take, or cause to be taken, all action required to maintain a sufficient number of duly authorized but unissued Shares (and, if necessary, to increase such authorized number of Shares) in order to comply with the provisions of Section 5.6.
5.8 Additional Payment. The Advisors agree, severally, but not jointly, to pay to the New Shareholders 25% of any amount that is paid to the Advisors as a lump sum under the Management Agreement upon an Initial Public Offering of any Travelport Entity or Change of Control and is permitted to be paid to the Advisors under the Credit Agreement or any other related loan documents. The parties hereto shall (i) treat the Additional Payment as additional consideration from the Company to the New Shareholders in the Restructuring for U.S. federal income tax purposes and (ii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Additional Payment as additional consideration from the Company to the New Shareholders in the Restructuring.
5.9 Period. Each of the foregoing provisions of this Section 5, other than Sections 5.2 and 5.6, shall expire upon the earlier of the consummation of (i) a Travelport Entity Sale and (ii) an Initial Public Offering of any Travelport Entity; in each case provided that the Majority Shareholder and the Company have complied with Section 5.5 and Section 5.7(a).
5.10 Tax Covenants.
     (a) The parties hereto shall (i) treat the Company PIK Loans and the Second Lien Opco Term Loan as debt for U.S. federal income tax purposes and (ii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Company PIK Loans and the Second Lien Opco Term Loan as debt for U.S. federal income tax purposes.
     (b) If a portion (the “Imputed Interest Portion”) of a distribution of Additional Shares (an “Additional Share Distribution”) is recharacterized as imputed interest under the Code pursuant to Section 483 thereof or otherwise, the parties hereto shall (i) for all U.S. federal, state and local income tax purposes, treat the Imputed Interest Portion as paid first in the form of any cash or property other than shares of the Company that are part of such Additional Share Distribution, and thereafter, to the extent necessary, a portion of the shares of the Company distributed in such Additional Share Distribution (such portion, the “Imputed Interest Shares”); (ii) treat any Imputed Interest Shares as separate shares (and not as a portion of each share of the Company that is part of such Additional Share Distribution); and (iii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Imputed Interest Portion and the Imputed Interest Shares as provided in this Section 5.10(b).
     (c) The parties hereto shall (i) treat the Restructuring as a reorganization described in Section 368(a)(1)(E) of the Code and (ii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Restructuring as a reorganization described in Section 368(a)(1)(E) of the Code.
5.11 Reimbursement of Expenses. For so long as (i) the Lockup Parties, together with their respective Affiliates, collectively have voting control of 50% or more of the New Shares then held by all of the New Shareholders and (ii) each Lockup Party, individually or together with its Affiliates have voting control of 75% or more of the New Shares received by it from the Company on the Closing Date, the Company shall promptly upon request reimburse each Lockup Party for reasonable and documented out-of-pocket expenses (including fees and expenses of outside counsel) incurred from time to time by such Lockup Party in connection with matters and issues relating to such Lockup Party’s investment in the Company and with respect to which the Lockup Parties have interests or issues that differ from the Company or the Majority Shareholder.
6. REMEDIES.
6.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7. LEGENDS.
7.1 Restrictive Legend. Each certificate (or, if no certificate, by appropriate notation in the Company’s register of members) representing Company Shares shall have the following legend endorsed conspicuously thereupon (or in such notation):
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE COMPANY’S BYE-LAWS AND A SHAREHOLDERS’ AGREEMENT DATED AS OF _______, 2011 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF THE BYE-LAWS AND SUCH SHAREHOLDER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
7.2 Securities Act Legend. Each certificate (or, if no certificate, by appropriate notation in the Company’s register of members) representing Company Shares shall have the following legend endorsed conspicuously thereupon (or in such notation):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR COUNTRY WERE ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER THE COMPANY’S BYE-LAWS AND A SHAREHOLDERS’ AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (I) AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER (II) AS PERMITTED UNDER OTHER APPLICABLE LAWS AND (III) IN COMPLIANCE WITH SUCH SHAREHOLDER AGREEMENT AND BYE-LAWS. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, THE SELLER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE SECURITIES ACT.”
7.3 Stop Transfer Instruction. The Company will instruct the Secretary of the Company not to register the Transfer of any Company Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.
7.4 Termination of the Securities Act Legend. The requirement imposed by Section 7.2 shall cease and terminate as to any particular Company Shares when such Company

Shares have been publicly sold pursuant to an effective registration statement under the Securities Act and in accordance with applicable non-U.S. securities laws.
8. AMENDMENT, TERMINATION, ETC.
8.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
8.2 Written Modifications. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, the New Shareholders holding not less than a majority of the New Shares (and for avoidance of doubt no Shares held directly or indirectly by any Blackstone Party or any Person Controlling a Blackstone Party or any of their respective Affiliates or any of their respective transferees shall be taken into account for this purpose), TDS and the Blackstone Parties and, solely for the purpose of Section 5.8, the Advisors; provided, however, that the admission of new parties pursuant to the terms hereof shall not constitute an amendment of or notification of this Agreement for purposes of this Section 8.2.
     Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would adversely change or affect the rights of a particular Shareholder in a manner disproportionate to the rights of the Shareholders approving such Amendment, then the consent of such particular Shareholder shall also be required .
     Each such Amendment shall be binding upon each party hereto and each Shareholder subject hereto. In addition, each party hereto and each Shareholder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Shareholder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 8.2, any Amendment to definitions to the extent used in such Section shall also require the specified consent.
8.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.
9. REPRESENTATIONS AND WARRANTIES OF THE NEW SHAREHOLDERS.
     Each New Shareholder represents and warrants:
9.1 Qualified Institutional Buyer. Such New Shareholder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

9.2 Transfer Restrictions. Such New Shareholder understands that the Company Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Company Shares have not been registered under the Securities Act and that (i) such securities may be offered, resold, pledged or otherwise Transferred only (A) pursuant to an exemption from registration under the Securities Act, (B) to the Company or any of its subsidiaries or (C) pursuant to an effective registration statement and, in each case, in compliance with the limitations herein and in the Company’s Bye-Laws (as may be amended from time to time) and any applicable securities laws of any State of the United States or any other applicable jurisdiction and (ii) such New Shareholder will, and each subsequent such New Shareholder is required to, notify any later purchaser from it of the resale restrictions described in (i) above and any later purchaser shall be subject to such resale restrictions and (iii) the approval of the Bermudan Monetary Authority, if applicable.
9.3 Information. Such New Shareholder confirms that (i) it has requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of acquiring Company Shares and the New Shareholder and any accounts for which it is acting are each able to bear the economic risks of its or their investment, including a complete loss of the investment, (ii) it is not acquiring Company Shares with a view to any distribution of Company Shares; provided that the disposition of its property and the property of any accounts for which the Shareholder is acting as fiduciary shall remain at all times within its control and (iii) it acknowledges that it has had access to the financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company and receive answers to those questions, as it deemed necessary in connection with its investment in the Company.
9.4 Legends. Each New Shareholder understands that the Company Shares will bear the legends set out in Sections 7.1 and 7.2 of this Agreement.
9.5 No Other Representations. Each New Shareholder acknowledges that none of the Majority Shareholder, Travelport Entities nor any person representing us has made any representations to it with respect to the Company Shares, the Company, the Restructuring or the Company’s financial condition or results of operations or cash flows, apart from those representations set out in Section 10.1 of this Agreement.
9.6 Transferees. Each New Shareholder agrees that it will deliver to each person to whom it proposes to Transfer Company Shares notice of the restrictions on Transfer of the Company Shares and any such transferee shall be deemed to have acknowledged any such restrictions upon such Transfer and such acknowledgement is a condition of such Transfer.
9.7 Reliance. Each New Shareholder acknowledges that the Majority Shareholder, the Travelport Entities and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify us. If a New Shareholder is acquiring any Company Shares as a fiduciary or agent for one or more investor accounts, such New Shareholder represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.
9.8 No Representation. Each New Shareholder understands that no representation is made as to the availability of any exemption from Securities Act registration for the resale of the Company Shares.
9.9 Execution and Delivery The execution and delivery by such New Shareholder of the Transaction Documents to which they are a party and performance of its obligations under Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby, (i) has been duly authorized by all necessary action, (ii) do not, and will not contravene the terms of the governing documents of such New Shareholder, and (iii) do not conflict with or result in any breach of, contravention of any law, rule or regulation applicable to such New Shareholder, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
9.10 Approval, Consent or Authorization No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority, is necessary or required in connection with the execution, delivery or performance by such New Shareholder or enforcement against such New Shareholder of the Transaction Documents to which they are a party, other than those that have been obtained or made on or prior to the Closing, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
9.11 Valid, Binding and Enforceable The applicable Transaction Documents have been (or, in the case of the Registration Rights Agreement upon execution and delivery will be) duly executed and delivered by such New Shareholder and constitute (and in the case of the Registration Rights Agreement will constitute) the legal, valid and binding obligation of such New Shareholder, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the bankruptcy court.

10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPRESENTATIONS AND WARRANTIES OF THE BLACKSTONE PARTIES
10.1 Representations and Warranties of the Company.The Company hereby represents and warrants to each New Shareholder as follows:
     (a) Each of the Company and its Subsidiaries is, and after giving effect to the Restructuring, will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each has and after giving effect to the Restructuring will have full corporate or other power and authority and all material governmental licenses, authorizations, consents and approvals necessary to own, lease and operate its property and to conduct the business in which it is engaged.
     (b) Each of the Company and its Subsidiaries is, and after giving effect to the Restructuring will be, (i) in compliance with its organizational or governing documents and (ii) in compliance in all material respects with all requirements of applicable law.
     (c) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance of the New Shares (i) are within the Company’s power and authority and has been duly authorized by all necessary action, (ii) do not, and will not after giving effect to the Restructuring, contravene the terms of the Company’s Articles and the Company’s Bye-laws or other organizational or governing documents or any amendment thereof of the Company or any of its Subsidiaries, and (iii) do not, and will not after giving effect to the Restructuring, violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any material contractual obligation of the Company or any of its Subsidiaries or any law, order or decree applicable to the Company or any of its Subsidiaries.
     (d) No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company or any of its Subsidiaries of the Transaction Documents, other than those that have been obtained or made on or prior to the Closing.
     (e) The Transaction Documents have been (or, in the case of the Registration Rights Agreement upon execution and delivery will be) duly executed and delivered by the Company and constitute (and in the case of the

Registration Rights Agreement will constitute) the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (f) The Company has delivered to each New Shareholder complete and accurate copies of the Company’s Articles and the Company’s Bye-laws and such documents remain in full effect as of the Closing after giving effect to the Restructuring.
     (g) There is no litigation, arbitration, claim or proceeding pending before any governmental authority or threatened against the Company.
     (h) Other than (i) the direct and indirect ownership of all of the outstanding equity interest of Travelport Holdings Limited and Travelport Limited and their respective Subsidiaries, and (ii) the obligations pursuant to the Transaction Documents, neither the Company nor any of its Subsidiaries (other than Travelport LLC and its Subsidiaries) have any assets, liabilities, obligations or operations.
     (i) The Company has delivered to each New Shareholder a complete and accurate capitalization table setting forth, as of the Closing and after giving effect to the Restructuring and the transactions contemplated hereby, the total authorized equity capital of the Company, each class and the number of issued and outstanding equity capital of the Company and the respective holders thereof and each class and the number of equity capital reserved for issuance under any equity incentive or similar plan or any other agreement or arrangement. All Company Shares that have or shall have been issued after giving effect to the Restructuring and the transaction contemplated hereby shall have been duly authorized, fully paid, non-assessable and free and clear from any taxes, liens, charges or encumbrances except for the obligations and restrictions under this Agreement. Except for the Management Shares, as of the Closing and after giving effect to the Restructuring and the transactions contemplated by this Agreement, there are no outstanding options, warrants or other rights to purchase Company Shares or any other equity securities of the Company nor is the Company obligated in any manner to issue any such Company Shares or other equity securities.
10.2 Representations and Warranties of the Blackstone Parties. Each Blackstone Party hereby represents and warrants as follows:

     (a) Such Blackstone Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     (b) The execution and delivery by such Blackstone Party of the Transaction Documents to which they are a party and performance of its obligations under Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby, (i) has been duly authorized by all necessary action, (ii) do not, and will not contravene the terms of the governing documents of such Blackstone Party, and (iii) do not conflict with or result in any breach of, contravention of any law, rule or regulation applicable to such Blackstone Party, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
     (c) No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority, is necessary or required in connection with the execution, delivery or performance by such Blackstone Party or enforcement against such Blackstone Party of the Transaction Documents to which they are a party, other than those that have been obtained or made on or prior to the Closing, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
     (d) The applicable Transaction Documents have been (or, if applicable, in the case of the Registration Rights Agreement upon execution and delivery will be) duly executed and delivered by such Blackstone Party and constitute (and in the case of the Registration Rights Agreement will constitute) duly executed and delivered by such Blackstone Party and constitute the legal, valid and binding obligation of such Blackstone Party, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the bankruptcy court.
11. DEFINITIONS.
For purposes of this Agreement:
11.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:
     (a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
     (b) The word “including” shall mean including, without limitation;
     (c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and
     (d) The masculine, feminine and neuter genders shall each include the other.
11.2 Definitions. The following terms shall have the following meanings:
     “Acceptance Notice” shall have the meaning set forth in Section 4.4.4.
     “Addendum Agreement” shall mean an agreement in a form substantially similar to Exhibit A attached hereto.
     “Additional Shares” shall have the meaning set forth in Section 5.6.
     “Additional Share Distribution” shall have the meaning set forth in Section 5.10(b).
     “Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.
     “Advisors” the Initial Advisors and OEP (pursuant to the Investment and Cooperation Agreement).
     “Affiliate” means, when used with respect to a specified Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall, for purposes of Section 2.2.1(b), be deemed to include each Person or “group” (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) that, directly or indirectly, through one or more intermediaries, beneficially owns (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) or Controls 5% or more of the voting stock of the Person specified; provided, however, that (a) no New Shareholder shall be deemed to be an Affiliate of the Company or any Travelport Entity or any of their respective Affiliates and (b) neither the Company nor any of its controlled

Affiliates shall be deemed an Affiliate of (i) if such Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such Person or an Affiliate thereof and (ii) if such Person is a natural person, (1) any individual who received such Person’s Shares pursuant to applicable Laws of descent and distribution or any member of such Person’s Family Group and (2) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only members of such Person’s Family Group (or entities of which the stockholders, members or general or limited partners of which, include only members of such Person’s Family Group).
     “Agreement” shall have the meaning set forth in the Preamble.
     “Amendment” shall have the meaning set forth in Section 8.2.
     “beneficial ownership” shall mean beneficial ownership as determined under Rule 13d-3 under the Exchange Act; and the terms “beneficially own” and “beneficial owner” have meanings correlative to the foregoing.
     “Blackstone Funds” shall means, collectively, Blackstone Family Investment Partnership (Cayman) V-SMD L.P.; Blackstone Family Investment Partnership (Cayman) V L.P.; Blackstone Participation Partnership (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V-A L.P.; BCP (Cayman) V-S L.P.; and BCP V Co-Investors (Cayman) L.P. and each of their successors or assigns of their interests in any Travelport Entity.
     “Blackstone Parties” shall mean and include each Blackstone Fund, TDS, Intermediate and any other Majority Shareholder Entity.
     “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
     “Change in Control” shall mean any transaction or series of related transactions (whether by merger, amalgamation, consolidation or sale or transfer of the equity interests or assets (including stock of its Subsidiaries), or otherwise) as a result of which (i) the Majority Shareholder no longer has, directly or indirectly, ownership or voting control of equity which represents more than 50% of the total voting power in any Travelport Entity or (ii) all or substantially all of the assets of the Company or its Subsidiaries taken as a whole are sold by lease, license, sale or otherwise.
     “Closing” shall have the meaning set forth in Section 1.1.

     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Company” shall have the meaning set forth in the Preamble.
     “Company’s Articles” shall mean the Company’s Memorandum of Association attached hereto as Exhibit C, as subsequently amended in accordance with the provisions of this Agreement.
     “Company’s Bye-laws” shall mean the Bye-laws of the Company attached hereto as Exhibit D, as subsequently amended in accordance with the provisions of this Agreement.
     “Company Board” shall have the meaning set forth in Section 2.1.1.
     “Company Equity Plan” shall have the meaning set forth in the Recitals.
     “Company PIK Loans” shall have the meaning set forth in Section 5.1.1.
     “Company Shares” shall have the meaning set forth in the Recitals.
     “Control,” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
     “Convertible Securities” shall mean any evidence of indebtedness, shares of stock or other securities or rights (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Company Shares.
     “Credit Agreement” means the Third Amended and Restated Credit Agreement, as amended, among Travelport LLC, as Borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and the other agents and other lenders party thereto.
     “Drag Along Notice” shall have the meaning set forth in Section 4.2.1.
     “Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

     “Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.
     “Exit Transaction” shall have the meaning set forth in Section 5.5.
     “Family Group,” with respect to any natural person, means (i) the spouse, issue, parents, grandparents and grandchildren (in each case, whether natural or adopted) of such natural person and (ii) any trust established solely for the exclusive benefit of such natural person or any of the Persons referred to in the foregoing clause (i).
     “First Offer Holder” shall have the meaning set forth in Section 4.4.1.
     “First Offer Deadline” shall have the meaning set forth in Section 4.4.2.
     “First Offer Notice” shall have the meaning set forth in Section 4.4.2.
     “Indemnities” shall have the meaning set forth in Section 11.9.
     “Imputed Interest Portion” shall have the meaning set forth in Section 5.10(b).
     “Imputed Interest Shares” shall have the meaning set forth in Section 5.10(b).
     “Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Travelport Entities (or any Affiliate, or any officer, director, or employee of such Travelport Entities or its Affiliates).
     “Initial Advisors” shall mean Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) and TCV VI Management L.L.C.
     “Initial Public Offering” shall mean the initial firm commitment underwritten Public Offering registered under the Securities Act or equivalent foreign securities laws (other than a registration statement on Form F-4, Form S-4 or Form S-8 (or any similar or successor form or equivalent foreign form)).

     “Investment and Cooperation Agreement” shall mean the Investment and Cooperation Agreement, dated as of December 7, 2006, among TDS, the Company and OEP.
     “IPO Transaction” shall have the meaning set forth in Section 5.5.
     “Intermediate” shall have the meaning set forth in the Recitals.
     “Limited Board” shall have the meaning set forth in Section 2.1.1.
     “Lockup Party” shall mean Angelo, Gordon & Co., Q5-R5 Trading, Ltd. and R2 Top Hat, Ltd and any of their Affiliates who are also New Shareholders.
     “Majority Shareholder” shall mean, collectively, Blackstone Capital Partners (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V-A L.P.; BCP (Cayman) V-S L.P.; Blackstone Family Investment Partnership (Cayman) V L.P.; Blackstone Family Investment Partnership (Cayman) V-SMD L.P.; Blackstone Participation Partnership (Cayman) V L.P.; BCP V Co-Investors (Cayman) L.P., TCV VI (Cayman), L.P., TCV Member Fund (Cayman), L.P., OEP TP, Ltd and each of their respective successors and assigns with respect to their interests in any Travelport Entity, and any Person (or such Person’s successors and assigns) which Controls any of the foregoing Persons.
     “Majority Shareholder Entity” shall mean TDS, and, if the Majority Shareholder holds its equity interest in the Company indirectly through an entity other than TDS, such entity.
     “Management Agreement” shall mean the Transaction Monitoring and Fee Agreement (as amended or modified from time to time), dated as of August 23, 2006, among Travelport LLC and the Initial Advisors.
     “Management Shares” shall have the meaning set forth in the recitals.
     “New Issue Offer Notice” shall have the meaning set forth in Section 4.5.1.
     “New Securities” shall mean any equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
     “New Shareholder Directors” shall have the meaning set forth in Section 2.1.2(b).

     “New Shareholders” shall have the meaning set forth in the Preamble.
     “New Shares” shall have the meaning set forth in the Recitals.
     “Non-Recognition Treatment” shall have the meaning set forth in Section 5.5.
     “NYSE” shall mean the New York Stock Exchange.
     “OEP” shall mean OEP TP, Ltd.
     “Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Company Shares, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.
     “Outstanding Company Shares” shall mean as of the time of determination, the issued and outstanding Company Shares as of such time, including any Company Shares into which any outstanding Options, Warrants or Convertible Securities may be exercised, convertible or exchangeable (treating such Options, Warrants or Convertible Securities as a number of outstanding Company Shares for which or into which such Convertible Securities may at the time be converted for all purposes of this Agreement except as otherwise specifically set forth herein). For purposes of determining the percentage of Outstanding Company Shares beneficially owned by the New Shareholders in this Agreement, (A) the numerator used to calculate such percentage shall include all New Shares beneficially owned by such Shareholders at the time of determination and (B) the denominator used to calculate such percentage shall include all Outstanding Company Shares, but exclude all Management Shares and all Company Shares into which any outstanding Options, Warrants or Convertible Securities held by employees, directors, officer, or consultants may be exercised, convertible or exchangeable.
     “Ownership Change” shall have the meaning set forth in Section 5.6.
     “Participating Seller” shall have the meaning set forth in Sections 4.1.2 and 4.2.1.
     “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     “Pro Rata Portion” shall mean, subject to adjustments in Section 4.3.3, with respect to each Tag Along Seller, a number of Company Shares equal to the aggregate number of Company Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Company Shares held by such Tag Along Seller and the denominator of which is the aggregate number of Company Shares held by all Tag Along Sellers.
     “Prospective Buyer” shall mean any Person proposing to purchase or otherwise acquire Company Shares or other equity from a Prospective Selling Shareholder, as applicable.
     “Prospective Selling Shareholder” shall mean:
     (a) for purposes of Section 4.1, any Blackstone Party or any other entity set forth in the definition of “Majority Shareholder” that proposes to Transfer equity in such Travelport Entity to any Prospective Buyer; and
     (b) for purposes of Section 4.2, any Person or group of Persons beneficially owning a majority of the equity of any Travelport Entity and who has elected to exercise the drag along right provided by such Section.
     “Public Offering” shall mean a public offering and sale of Company Shares by the Company (or any successor) pursuant to an effective registration statement under the Securities Act and/or in compliance with equivalent applicable foreign securities laws.
     “Registration Rights Agreement” shall mean the Registration Rights Agreement to be entered into by the relevant Travelport Entity and the New Shareholders as contemplated by Section 5.7(a) in the form attached hereto as Exhibit B.
     “Requisite Shareholder Approval” shall mean (i) where a matter set forth in Section 2.2 does not involve material non-public information, the written approval of the New Shareholders holding a majority of New Shares beneficially owned at the time of determination by all of the New Shareholders who voted on such matter, provided that such majority includes at least 37.5% of the New Shares beneficially owned at the time of determination by all of the New Shareholders or (ii) where a matter set forth in Section 2.2 involves material non-public information, (x) the written approval of the New Shareholders holding a majority of New Shares beneficially owned at the time of determination by the New Shareholders who (A) affirmed their confidentiality obligations as described in Section 2.2.3 and (B) voted on such matter and (y) the approval of one of the New Shareholder Directors.
     “Restructuring” shall have the meaning set forth in the Recitals.

     “Restructuring Support Agreement” shall mean the restructuring support agreement, dated September 17, 2011, among the Company, Travelport Holdings Limited, TDS Investor (Cayman) L.P. and each Consenting Lender (as defined therein) party thereto, as amended.
     “Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
     “Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
     “Sale Notice” shall have the meaning set forth in Section 4.1.1.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Second Lien Opco Term Loan” shall mean the loans under second lien credit agreement, dated on or about the date of this Agreement, among Travelport LLC, Travelport Limited, TDS Investor (Luxembourg) S.a.r.l., Credit Suisse AG, Cayman Islands Branch, as administrative agent and the lenders from time to time party thereto.
     “Securities Act” shall mean the United States Securities Act of 1933, as in effect from time to time.
     “Shareholders” shall mean the New Shareholders and Intermediate, and any successors and permitted transferees.
     “Shares” shall mean the Company Shares and any other classes of ordinary or preferred shares of the Company; provided that for purposes of the definition of Transfer for Sections 4.1 and 4.2, Shares shall include any equity interests in any of the Travelport Entities held by any Prospective Selling Shareholder.
     “Strategic Investor” shall mean, with respect to any proposed Transfer, (a) any Person that is reasonably determined, in good faith, by the Company Board to be a direct competitor of the Company or any of its Subsidiaries or a potential strategic investor in a Travelport Entity or any of its or their Subsidiaries, (b) a vendor, supplier or customer, of the primary business products and services of the Company and its Subsidiaries, including, but not limited to, vendors, suppliers and customers in the hotel, car rental, airline and data center industries and (c) any Affiliate of any such Person specified in clause (a) or (b).
     “Subject Shares” shall have the meaning set forth in 4.4.1.

     “Subsidiary” means, with respect to any Person, any company, corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a company or corporation, at least 50% of the total voting power of shares entitled (irrespective of whether, at the time, shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated herein, the term “Subsidiary,” shall refer to a Subsidiary of the Company.
     “Tag Along Deadline” shall have the meaning set forth in Section 4.1.2.
     “Tag Along Holder” shall have the meaning set forth in Section 4.1.1.
     “Tag Along Notice” shall have the meaning set forth in Section 4.1.1.
     “Tag Along Offer” shall have the meaning set forth in Section 4.1.2.
     “Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).
     “Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.
     “TDS” shall have the meaning set forth in the Preamble.
     “Third-Party Claim” shall have the meaning set forth in Section 12.7.
     “Transaction Documents” shall mean this Agreement and upon execution and delivery by the parties thereto, the Registration Rights Agreement.
     “Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Company Shares or Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

     “Travelport Entities” shall mean TDS, Intermediate and the Company or any other entities formed above the Company and below the Majority Shareholder Entity.
     “Travelport Entity Sale” shall mean any transaction whereby an Independent Third Party acquires directly or indirectly either (i) 100% of the equity of the Company or (ii) all or substantially all of the assets of the Company, by merger, amalgamation, consolidation, sale or transfer.
     “Travelport Guarantor” shall mean Travelport Guarantor LLC, a Delaware limited liability company.
     “Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Company Shares.
12. MISCELLANEOUS.
12.1 Survival of Representations; Effect. Each party hereto acknowledges and agrees that such party’s representations and warranties contained in this Agreement shall survive the Closing. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture, group or other association.
12.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 12.2 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (local time for the recipient) on any Business Day and earlier than 11:59 p.m. (local time for the recipient) on the day preceding the next Business Day, (iii) one (1) Business Day after being sent, if sent by nationally recognized overnight courier service (charges prepaid), (iv) the date of receipt of a non-automated reply email confirming receipt, if sent via email, or (v) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as any such party shall designate by written notice to the other parties):

If to the Company:
Travelport Worldwide Limited
22 Elm Place
Rye, New York 10580
Telephone: (973) 939-1620
Facsimile: (914) 967-0128
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
and with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Facsimile: (212) 735-2000
Attention: Gregory A. Fernicola and Andrea L. Nicolas
E-mail: Gregory.Fernicola@skadden.com and
             Andrea.Nicolas@skadden.com
If to Intermediate:
Travelport Intermediate Limited
22 Elm Place
Rye, New York 10580
Telephone: (973) 939-1620
Facsimile: (973) 939-1620
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com

If to Travelport Holdings Limited:
Travelport Holdings Limited
22 Elm Place
Rye, New York 10580
Telephone: (973) 939-1620
Facsimile: (973) 939-1620
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
If to Travelport Limited:
Travelport Limited
22 Elm Place
Rye, New York 10580
Telephone: (973) 939-1620
Facsimile: (973) 939-1620
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
If to any Blackstone Entity or any Advisor:
Such Blackstone Entity or Advisor
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: Martin Brand
Telephone: (212) 583-5120
Facsimile: (212) 583-5483
Email: Brand@blackstone.com
With a copy (which copy shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, NY 10017
Attention: William E. Curbow
Telephone: (212) 455-3160
Facsimile: (212) 455-2502
Email: wcurbow@stblaw.com
If to the New Shareholders, at such names and addresses on Schedule I.
12.3 Binding Effect, Etc.Except for the Company’s Articles, the Company’s Bye-laws, and upon execution and delivery by the parties named therein, the Registration Rights Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior written agreements or contemporaneous oral agreements or discussions, in each case, with respect to such subject matter, including the term sheet attached as Exhibit A to the Restructuring Support Agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors. In the event of any conflict, inconsistency or discrepancy between this Agreement and the Company’s Articles or the Company’s Bye-laws, the terms of this Agreement shall prevail.
12.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.
12.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
12.7 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
13. GOVERNING LAW.
13.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.2 hereof is reasonably calculated to give actual notice.
13.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
13.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     IN WITNESS WHEREOF, the parties have executed this Shareholder Agreement on the day and year first written above.

COMPANY Travelport Worldwide Limited
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Senior Vice President and Assistant Secretary

INTERMEDIATE Travelport Intermediate Limited
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Senior Vice President and Assistant Secretary

TRAVELPORT HOLDINGS LIMITED Travelport Holdings Limited
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Senior Vice President and Assistant Secretary

TRAVELPORT LIMITED Travelport Limited
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Senior Vice President and Assistant Secretary

BLACKSTONE FUNDS BLACKSTONE CAPITAL PARTNERS (CAYMAN) V L.P.
By:	Blackstone Management Associates (Cayman) V L.P., its General Partner
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V-A L.P.
By:	Blackstone Management Associates (Cayman) V L.P., its General Partner
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BCP (CAYMAN) V-S L.P.
By:	Blackstone Management Associates (Cayman) V L.P., its General Partner
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BCP V CO-INVESTORS (CAYMAN) L.P.
By:	Blackstone Management Associates (Cayman) V L.P., its General Partner
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V L.P.
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V-SMD L.P.
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) V L.P.
By:	BCP V GP L.L.C., its General Partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

TDS TDS Investor (Cayman) L.P.
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Senior Vice President and Assistant Secretary

SOLELY FOR THE PURPOSE OF SECTION 5.8: Blackstone Management Partners V L.L.C.
By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Senior Managing Director

TCV VI Management L.L.C.
By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Attorney-in-Fact

OEP TP, Ltd.
By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

NEW SHAREHOLDERS
     Name of New Shareholder:

AG SUPER FUND INTERNATIONAL PARTNERS, L.P.
By:	AG Super Fund International LLC, its General Partner

By:	Angelo, Gordon & Co., L.P., its Manager

by	/s/ D. Forest Wolfe
	Name:	D. Forest Wolfe
	Title:	General Counsel

     Name of New Shareholder:
Silver Oak Capital, L.L.C., as Nominee for:

AG MM, L.P. AG Capital Recovery Partners VI, L.P. AG Capital Recovery Partners, VII, L.P. AG Eleven Partners, L.P. AG Garden Partners, L.P. Nutmeg Partners, L.P. AG Princess, L.P. AG Super Fund L.P.
by	/s/ D. Forest Wolfe
	Name:	D. Forest Wolfe
	Title:	General Counsel

     Name of New Shareholder:

Q5-R5 TRADING, LTD.
By:	Q Global Capital Management, L.P., as Investment Manager

By:	Q Global Advisors, LLC, its General Partner

by	/s/ Noel Nesser
	Name:	Noel Nesser
	Title:	CFO & Treasurer

     Name of New Shareholder:

R2 TOP HAT, LTD.
By:	Amalgamated Gadget, L.P., as Investment Manager

By:	Scepter Holdings, In., its General Partner

by	/s/ Noel Nesser
	Name:	Noel Nesser
	Title:	CFO & Treasurer

[THE REMAINDER OF THE NEW SHAREHOLDERS’ SIGNATURE PAGES ARE
INTENTIONALLY LEFT BLANK]

Schedule I
TRAVELPORT WORLDWIDE LIMITED
Share Ownership Information
[As distributed to individual shareholders]

Exhibit A
FORM OF ADDENDUM AGREEMENT
     This Addendum Agreement is made this ___ day of _____________, 201__, by and between _____________________ (the “Transferee”), ______________ (the “Transferor”) and Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), pursuant to the terms of that certain Shareholders’ Agreement dated as of _____, 2011, including all exhibits and schedules thereto, as such agreement may have been amended from time to time (the “Agreement”), by and among the Company, Travelport Intermediate Limited and the shareholder signatories thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
     WHEREAS, the Company and the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Shareholders and the Shares;
     WHEREAS, the Transferee is acquiring Shares pursuant to a Transfer, in accordance with the Agreement; and
     WHEREAS, the Company and the Shareholders have required in the Agreement that all Persons to whom Shares are Transferred by New Shareholders must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if such Transferee were an original party thereto and imposing the same restrictions and obligations on the Transferee and the Shares to be acquired by the Transferee as are imposed upon New Shareholders under the Agreement.
     NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Shares, the Transferee acknowledges and agrees as follows:
     1. The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Shares in accordance with and subject to the terms and conditions of the Agreement.

     2. The Transferee represents and warrants, as of the date hereof, to the Company and the Shareholders as follows:
     (a) the Transferee has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Transferee of this Agreement have been duly authorized by all necessary action;
     (b) this Agreement has been duly and validly executed and delivered by such Transferee and constitutes the binding obligation of such Transferee enforceable against such Person in accordance with its terms;
     (c) the execution, delivery, and performance by such Transferee of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which such Person is subject, (ii) violate any order, judgment, or decree applicable to such Person, or (iii) conflict with, or result in a breach or default under, any agreement or other instrument to which such Person is a party or any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Person’s ability to satisfy its obligations hereunder;
     (d) no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any governmental authority or any other Person, is necessary, on the part of such Transferee to perform its obligations hereunder or to authorize the execution, delivery and performance by such Transferee of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Transferee’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Transferee is a party;
     (e) such Transferee is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act;
     (f) such Transferee understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that (i) such securities may be offered, resold, pledged or otherwise Transferred only (A) pursuant to an exemption from registration under the Securities Act, (B) to the Company or any of its subsidiaries or (C) pursuant to an effective registration statement and, in each case, in compliance with the limitations herein and in the Company’s Bye-Laws (as may be amended from time to time) and any applicable securities laws of any State of the United States or any other applicable jurisdiction and (ii) such Transferee will, and each subsequent Transferee is required to, notify any later purchaser from it of the resale restrictions described in (i) above and any later purchaser shall be subject to such resale restrictions and (iii) the approval of the Bermudan Monetary Authority, if applicable;

     (g) such Transferee confirms that (i) the Transferee has requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of acquiring Shares and the Transferee and any accounts for which it is acting are each able to bear the economic risks of its or their investment, including a complete loss of the investment, (ii) the Transferee is not acquiring Shares with a view to any distribution of Shares; provided that the disposition of its property and the property of any accounts for which the Transferee is acting as fiduciary shall remain at all times within its control and (iii) the Transferee acknowledges that it has had access to the financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company and receive answers to those questions, as it deemed necessary in connection with its investment in the Company;
     (h) such Transferee understands that the Shares will bear the legends set out in Sections 7.1 and 7.2 of the Agreement;
     (i) such Transferee acknowledges that none of the Majority Shareholder, Travelport Entities nor any person representing us has made any representations to it with respect to the Shares, the Company, the Restructuring or the Company’s financial condition or results of operations or cash flows;
     (j) such Transferee agrees that it will deliver to each person to whom it proposes to Transfer Shares notice of the restrictions on Transfer of the Shares and any such transferee shall be deemed to have acknowledged any such restrictions upon such Transfer and such acknowledgement is a condition of such Transfer;
     (k) such Transferee acknowledges that the Majority Shareholder, the Travelport Entities and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify us. If the Transferee is acquiring any Shares as a fiduciary or agent for one or more investor accounts, such Transferee represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account;
     (l) such Transferee understands that no representation is made as to the availability of any exemption from Securities Act registration for the resale of the Shares; and
     (m) such Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Agreement by such Transferee.
     3. The Transferee agrees that the Shares acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound, by, and shall have the benefit of (subject to Section 3.4 of the Agreement), all of the terms and conditions of the Agreement to the same extent as if the

Transferee were an original party to the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee unless and until the Company executes this Agreement confirming the due admission of the Transferee. This Addendum Agreement shall be attached to and become a part of the Agreement.
     4. For good and valuable consideration, the sufficiency of which are hereby acknowledged by the Transferor and the Transferee, the Transferor hereby transfers and assigns absolutely to the Transferee [all of its Shares] [such portion of its Shares as is specified below], including, for the avoidance of doubt, all rights, title and interest in and to such Shares, with effect from the date hereof.
     5. The Transferee hereby agrees to accept the Shares of the Transferor and hereby agrees and consents to become a New Shareholder.
     6. It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Shares. The number of Shares currently held by the Transferor, and to be transferred and assigned pursuant to this Addendum Agreement, are as follows:
Number of Shares
[                                ]
     7. Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.
     8. This Addendum Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

[TRANSFEREE]
By:
Name:
Title:
Address:

[TRANSFEROR]
By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED: TRAVELPORT WORLDWIDE LIMITED
By:
Name:
Title:

Exhibit B
FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT
among
THE SHAREHOLDERS REFERRED TO HEREIN
and
[•]

Dated as of [•]

1. Certain Definitions	1
2. Shelf Registration Statements	4
3. Piggyback Registrations	5
4. Holdback Agreements	7
5. Registration Procedures	7
6. Registration Expenses	11
7. Indemnification	11
8. Transfer of Registration Rights to Permitted Transferees	14
9. Miscellaneous	14

     REGISTRATION RIGHTS AGREEMENT dated as of •, among [•] (the “Company”), Travelport Intermediate Limited, a Bermuda exempted company (“Travelport Intermediate”) and the parties listed under the heading “New Shareholders” on the signature pages hereto (the “New Shareholders” and, together with Travelport Intermediate, the “Shareholders”).
     In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     1. Certain Definitions.
     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything herein to the contrary, no New Shareholder shall be deemed to be an Affiliate of the Company, any Affiliate of the Company of any other Person that would be deemed to be an Affiliate of the Company pursuant to this definition.
     “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Closing Date” has the meaning set forth in the Shareholders’ Agreement.
     “Company Shares” means common shares with par value [•] per share of the Company.
     “Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in Section 9(d) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “FINRA” means the Financial Industry Regulatory Authority Inc. or any successor thereof.

1

     “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
     “Initial Public Offering” has the meaning set forth in the Shareholders’ Agreement.
     “Initiating Shareholders” has the meaning set forth in Section 2(a) hereof.
     “Outstanding Company Shares” has the meaning set forth in the Shareholders’ Agreement.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
     “Piggyback Registration” has the meaning set forth in Section 3(a) hereof.
     “Piggyback Registration Statement” has the meaning set forth in Section 3(a) hereof.
     “Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Company Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.
     “Registrable Company Shares” means any Company Shares beneficially owned by any Shareholders, including those issued as Share Consideration, and any other security into or for which Company Shares have been converted, substituted or exchanged and any security issued or issuable with respect thereto upon any stock dividend or stock split. Notwithstanding the foregoing, any and all securities referred to in the immediately preceding sentence that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act or (c) are not outstanding shall cease to be Registrable Company Shares for all purposes of this Agreement and the Company’s obligations regarding Registrable Company Shares hereunder shall cease to apply with respect to such security.
     “Registration Expenses” has the meaning set forth in Section 6(a) hereof.

2

     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Company Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such Registration Statement and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933, as in effect from time to time.
     “Share Consideration” means, collectively, the Company Shares received by the New Shareholders pursuant to Section 5.5 of the Shareholders’ Agreement upon an Initial Public Offering of the Company.
     “Shareholder” has the meaning set forth in the introductory paragraph. References herein to a Shareholder shall apply to its transferees.
     “Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of October 3, 2011, among Travelport Worldwide Limited, a Bermuda exempted company, Travelport Holdings Limited, a Bermuda exempted company, Travelport Limited, a Bermuda exempted company, Travelport Intermediate, the parties listed under the heading “New Shareholders” on the signature pages thereto, the Blackstone Funds (as defined in the Shareholders’ Agreement), TDS Investor (Cayman), L.P., a Cayman island limited partnership, and the other signatories party thereto.
     “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
     “Suspension Notice” has the meaning set forth in Section 5(a)(iv) hereof.
     “Termination Date” means the first date on which there are no Registrable Company Shares.

3

     2. Shelf Registration Statements.
     (a) Right to Demand Registration. Subject to the provisions hereof, after an Initial Public Offering and until the Termination Date, if any New Shareholder or New Shareholders holding at least 2% of the Company Shares held by the New Shareholders (the “Initiating Shareholders”), request registration under the Securities Act or equivalent foreign securities laws of all or part of the Registrable Company Shares (a “Demand Request”), the Company shall use its best efforts to promptly file a registration statement on Form S-1, Form S-3 or such other form under the Securities Act or equivalent foreign securities laws then available to the Company providing for the resale pursuant to Rule 415 or applicable foreign regulation from time to time by the New Shareholders of such number of shares of Registrable Company Shares requested by the Initiating Shareholders to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, or any disclosure document required by such foreign securities laws in such registration statement, the “Shelf Registration Statement”). The Company shall, within ten (10) Business Days after receipt of such Demand Request, give written notice of such request to all of the other Shareholders, and subject to Sections 2(b), 2(c) and Section 5, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC or equivalent foreign regulatory body as promptly as practicable following such filing. Neither the Company nor any Shareholders may include Company Shares in such Shelf Registration Statement, other than Travelport Intermediate and the New Shareholders, without the prior written consent of the majority of the Registrable Company Shares held by the Initiating Shareholders. The Company shall maintain the effectiveness of the Shelf Registration Statement until the earlier of (a) the first date as of which all the shares of Registrable Company Shares included in the Shelf Registration Statement have been sold or (b) such time that all shares includes in such Registration Statement cease to be Registrable Company Shares. If holders of majority of the Registrable Company Shares held by the Initiating Shareholders request to register such Registrable Company Shares in an underwritten offering, such holders shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such selected underwriter is reasonably acceptable to the Company.
     (b) Number of Demand Registrations. Subject to the provisions of Section 2(a), the Initiating Shareholders shall be entitled to request an aggregate of two (2) Demand Requests, the second of which may not be exercised within twelve (12) months of the effective date of the previous Shelf Registration Statement. A demand request to register the Registrable Company Shares will not count as one of the Demand Request if (i) the Registration Statement relating thereto has not become effective, (ii) after the applicable Registration Statement has become effective, such Registration Statement becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other Governmental Entity or court for any reason not attributable to any Shareholder (or any of its Affiliates) that has included Registrable Company Shares in such

4

Registration and such stop order, injunction or other order or restriction is not thereafter eliminated so as to permit the completion of the sale of Registrable Company Shares pursuant to such Registration Statement.
     (c) Restrictions on Demand Registrations. The Company may postpone once for up to ninety (90) days in any 365-day period the filing or the effectiveness of a Shelf Registration Statement if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary if the Company’s board of directors has reasonably determined that it would be materially detrimental to the Company if it were to disclose previously undisclosed material transactions or other matters at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that the Initiating Shareholders requesting such Shelf Registration Statement shall be entitled to withdraw such request and, if such request is withdrawn, such Shelf Registration Statement shall not count as one of the Demand Requests for, among other things, purposes of Section 2(b). The Company shall provide written notice to the Initiating Shareholders requesting such Shelf Registration Statement of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(c), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.
     (d) Priority on Demand Registrations. If a Demand Registration is initiated under this Section 2 as an underwritten registration and the managing underwriter advises the Company in writing that in its opinion the number of securities requested and permitted to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the Registrable Company Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and (ii) second, to securities requested to be included in such registration by other security holders, if any.
     3. Piggyback Registrations.
     (a) New Shareholders’ Right to Piggyback. Whenever prior to the Termination Date the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act or equivalent foreign securities laws (other than on a registration statement on Form S-8, F-8, S-4 or F-4 or a registration statement on Form S-3 covering solely a dividend reinvestment plan or equivalent foreign securities laws), whether for its own account or for the account of one or more security holders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the New Shareholders of its intention to effect such sale or registration and, subject to

5

Sections 3(b),3(c) and 3(d), shall include in such transaction all Registrable Company Shares with respect to which the Company has received a written request from the New Shareholders for inclusion therein within twenty (20) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Shareholders’ right to immediately request a Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Shelf Registration Statement for purposes of Section 2(a) of this Agreement.
     (b) Travelport Intermediate’s Right to Piggyback. Whenever prior to the Termination Date the Company proposes a Piggyback Registration, the Company shall give prompt written notice to Travelport Intermediate of its intention to effect such sale or registration and, subject to Sections 3(a), 3(c) and 3(d), shall include in such transaction all Registrable Company Shares with respect to which the Company has received a written request from Travelport Intermediate for inclusion therein within twenty (20) days after the receipt of the Company’s notice.
     (c) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the use of proceeds does not include the repurchase, redemption, acquisition or retirement of capital stock of the Company (a “Share Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Company Shares requested to be included therein by the Shareholders (pro rata based on the number of Company Shares requested to be registered) and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.
     (d) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Company Shares or on behalf of the Company where the use of proceeds includes a Share Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold with-out having such effect, allocated (i) first, to the Registrable Company Shares which the Shareholders requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and (ii) second, to securities requested to be included in such registration by Travelport Intermediate and other security holders.

6

     (e) Selection of Underwriters. If any Piggyback Registration Statement involves a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter(s) or underwriters to administer any such offering.
     (f) Basis of Participations. Each Shareholder may not sell Registrable Company Shares in any offering pursuant to a Piggyback Registration Statement unless it (i) agrees to sell such Registrable Company Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration Statement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required to be provided under the terms of such arrangements; provided that the Company agrees that no New Shareholder shall be required to make representations and warranties to the Company or the underwriters other than with respect to its ownership of its Registrable Company Shares being registered and other customary representations.
     (g) Other Registrations. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Shareholders and that do not adversely affect the priorities set forth herein of the Shareholders.
     4. Holdback Agreements.
     (a) If requested by the managing underwriter of an underwritten offering of the Company’s equity securities, the Shareholder shall not sell or otherwise transfer or dispose of any shares of Registrable Company Shares during the period ten (10) days prior to and one hundred and eighty (180) days following the pricing date of the offering of the Company’s securities, and if requested by any such underwriter, the Shareholder will reconfirm such agreement in writing prior to any such offering; provided that no Shareholder shall be relieved of such obligation in any respect unless all New Shareholders are relieved in the same respect.
     5. Registration Procedures.
     (a) Whenever required under this Agreement, the Company shall use its best efforts to effect the registration of any Registrable Company Shares, as expeditiously as possible:
     (i) prepare and file with the SEC or equivalent foreign regulatory body, a Registration Statement with respect to such Registrable Company Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter;

7

     (ii) prepare and file with the SEC or equivalent foreign regulatory body such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for an aggregate of six (6) months (or such longer period provided in Section 2, in the case of a Shelf Registration Statement), or such shorter period as is necessary to complete the distribution of the securities covered by such Shelf Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the plan of distribution set forth in such Registration Statement;
     (iii) use its reasonable best efforts to register or qualify such Registrable Company Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Shareholders reasonably requests in writing (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii), (2) subject itself to taxation in any such jurisdiction (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement);
     (iv) notify the Shareholders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”);
     (v) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by any such Shareholder or underwriter, if any, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholders to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided further that each Person receiving such information shall, as a condition to receiving such information, agree in writing to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information;

8

     (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and take all other actions (including, without limitation, causing representatives of the Company to participate in any “road show” or “road shows”) as the holders of a majority of the Registrable Company Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Company Shares (including effecting a stock split or a combination of shares);
     (vii) in the event of an underwritten offering, to furnish to such underwriters in customary form:
(1) an opinion of counsel to the Company and
(2) a “comfort” letter signed by the Company’s independent public accountants;
     (viii) cooperate and assist in any filings required to be made with FINRA in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);
     (ix) use its reasonable best efforts to cause all Registrable Company Shares to be listed on any securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;
     (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC or equivalent foreign regulatory body as related to the Company’s obligations hereunder, and, if applicable, use its reasonable best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any similar rule as may be adopted by the SEC;
     (xi) promptly notify the Shareholders:
(1) when the Registration Statement, any pre-effective amendment, the Prospectus or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

9

(2) of any written request by the SEC or equivalent foreign regulatory body for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC or equivalent foreign regulatory body relating to the Registration Statement;
(3) of the notification to the Company by the SEC or equivalent foreign regulatory body of its initiation of any proceeding with respect to the issuance or threatened issuance by the SEC or equivalent foreign regulatory body of any stop order, or similar foreign order, suspending the effectiveness of the Registration Statement and take all action required to prevent the entry of such stop order or to remove it if entered;
(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Company Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and
     (xii) take all other steps reasonably necessary to effect the registration of the Registrable Company Shares contemplated hereby.
     (b) The Company shall make available to the Shareholders (i) prior to filing a Registration Statement, at least one (1) copy of such Registration Statement as is proposed to be filed (including each Prospectus), (ii) as soon as practicable after the same is prepared and publicly distributed, filed with the SEC or equivalent foreign regulatory body, or received by the Company, one copy of each Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (iii) such number of copies of each Prospectus and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Company Shares, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.
     (c) Each Shareholder shall furnish to the Company any information regarding the Shareholder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement.

10

     (d) Each Shareholder agrees that, upon receipt of a Suspension Notice from the Company, the Shareholder will forthwith discontinue disposition of Registrable Company Shares pursuant to such Registration Statement until the Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus.
     (e) The Shareholders shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Company Shares, without the prior written consent of the Company.
     6. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company, reasonably documented fees and disbursements of one counsel for all of the New Shareholders and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any brokerage commissions, underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Company Shares), shall be borne by the Company. Each Shareholder shall bear the cost of all underwriting discounts and commissions and transfer taxes, if any, associated with any sale of Registrable Company Shares that such Shareholder has elected to include in such Registration Statement.
     7. Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Shareholder, its partners, members, directors, officers, Affiliates, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act) each Shareholder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or Prospectus in reliance and in conformity with information furnished in writing to the Company by the Shareholder expressly for use therein, and the Company will reimburse such Shareholder or underwriter and each such director, officer, partner, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating

11

or defending any such loss, claim, liability, action or proceeding (y) arises out of or is based upon offers or sales effected by any Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized by the Company, or (z) was caused by a Shareholder’s failure to deliver or make available to the Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. The Company shall also provide customary indemnities to any underwriters of the Registrable Company Shares, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Company Shares.
     (b) Each Shareholder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by a Shareholder expressly for use in such Registration Statement or Prospectus or if such statement or alleged statement or (y) for any Liability which arises out of or is based upon offers or sales by the Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized by the Company; provided, however, that (x) a Shareholder shall not be liable hereunder for any amounts in excess of the net proceeds actually received by the Shareholder pursuant to such registration, and (y) the obligations of each Shareholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).
     (c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification. Upon such notice being provided to the indemnifying party, the indemnifying party may, upon providing written notice to an indemnified party promptly after the receipt of written notice from such indemnified party, participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, assume the

12

defense of such claim or proceeding, at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party, unless in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the expense of the indemnifying party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same or (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnified party shall not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld), unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice
     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
     (e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the offering of the Registrable Company Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined

13

by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Shareholder (including, without limitation, pursuant to any other indemnification or contribution obligation such indemnifying party may have) be greater in amount than the amount of net proceeds actually received by the Shareholder upon such sale.
     8. Transfer of Registration Rights to Permitted Transferees.
          (a) If a Shareholder transfers any Registrable Company Shares to a transferee, such transferee shall, together with other transferees and such Shareholder, also have the rights of such Shareholder under this Agreement with respect to such Registrable Company Shares but only if the transferee signs and delivers to the Company a written acknowledgment that it has joined with such Shareholder and the other transferees as a party to this Agreement and has assumed the rights and obligations of such Shareholder hereunder with respect to the Registrable Company Shares transferred to it by such Shareholder.
          (b) Upon any effective transfer, the transferee shall automatically have the rights so transferred, and such Shareholder’s obligations under this Agreement, and the rights with respect to the Registrable Company Shares not so transferred, shall continue.
     9. Miscellaneous.
     (a) Rule 144. The Company covenants that, if it is required to file reports under the Exchange Act, it will use reasonable best efforts to file the reports required to be filed by it under the Exchange Act, all to the extent required from time to time to enable such Shareholder to sell Registrable Company Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Company Shares, the Company will deliver to such Shareholder a written statement as to whether it has complied with such information and requirements.
     (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of notices from the Shareholders, shall also be sent via e-mail,

14

          If to the Company:
[•]
22 Elm Place
Rye, New York 10580
Facsimile: (914) 967-0128
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
          with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Facsimile: (212) 735-2000
Attention: Gregory A. Fernicola or Andrea L. Nicolas
E-mail: Gregory.Fernicola@skadden.com; Andrea.Nicolas@skadden.com
          If to Travelport Intermediate:
Travelport Intermediate Limited
22 Elm Place
Rye, New York 10580
Facsimile: (914) 967-0128
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
          with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Facsimile: (212) 735-2000
Attention: Gregory A. Fernicola or Andrea L. Nicolas
E-mail: Gregory.Fernicola@skadden.com; Andrea.Nicolas@skadden.com
If to the New Shareholders, at such names and addresses on Schedule I to the Shareholders’ Agreement.
     If to a transferee Shareholder, to the address of such transferee Shareholder set forth in the transfer documentation provided to the Company;

15

          in each case with copies to (which shall not constitute notice):
Travelport Intermediate Limited
22 Elm Place
Rye, New York 10580
Facsimile: (914) 967-0128
Attention: Eric Bock
E-mail: Eric.Bock@travelport.com
or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
     (c) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     (d) Successors. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
     (e) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
     (f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the forego

16

ing, each party agrees that service of process on such party as provided in Section 9(a) shall be deemed effective service of process on such party.
     (g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (h) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective successors and assigns.
     (i) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     (j) Entire Agreement. This Agreement (together with the Shareholders’ Agreement) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto, including the term sheet, dated September 17, 2011, as amended, with respect to the subject matter hereof.
     (k) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the trans-actions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (m) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company, Travelport Intermediate and New Shareholders owning a majority

17

of the Registrable Company Shares then outstanding and owned by New Shareholders.
     (n) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
     IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

18

COMPANY [•]
By:
Name:
Title:

TRAVELPORT INTERMEDIATE TRAVELPORT INTERMEDIATE LIMITED
By:
Name:
Title:

19

NEW SHAREHOLDERS [ ]
By:
Name:
Title:

[ ]
By:
Name:
Title:

[ ]
By:
Name:
Title:

[ ]
By:
Name:
Title:

[ ]
By:
Name:
Title:

Exhibit C
COMPANY’S MEMORANDUM OF ASSOCIATION

FORM NO. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF
TDS Investor (Bermuda) 3 Ltd.
(hereinafter referred to as “the Company”)
1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

		BERMUDIAN		NUMBER OF
		STATUS		SHARES
NAME	ADDRESS	(Yes/No)	NATIONALITY	SUBSCRIBED
D.J. Doyle	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

C.G. Garrod	”	Yes	British	One

A.R. Guilfoyle	”	No	British	One
do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.	The objects for which the Company is formed and incorporated are -

(1)	To acquire by purchase or otherwise, buy, own, hold, create, market, design, assemble, manufacture, repair, lease, hire, let, sell, dispose of (with or without consideration or benefit), maintain, improve, develop, manage, invent, build, construct, operate, package and otherwise trade, invest or deal in and with products, financial instruments, goods, and real and personal property of all kinds whatsoever and wheresoever situated, and enter into arrangements for or with respect to any of the foregoing;

(2)	To perform, provide, procure, market and deal in services and undertakings of all kinds;

(3)	To advise and act as consultants and managers of all kinds and, without limiting the generality of the foregoing, to provide investment and financial advice, consultation and management services;

(4)	To research, create, develop, invent, improve, discover, design, collate and draft original works, software, inventions, designs, concepts, formulas, processes, strategies, methodologies and the like, and acquire, build, own, hold, sell, lease, license, dispose of (with or without consideration or benefit), market, franchise, and otherwise exploit and deal in or with all intellectual and intangible property rights pertaining thereto whether registered or not, including but not limited to trade and service marks, trade names, copyrights, computer software, inventions, designs, patents, provisional patents, utility models, trade secrets, confidential information, know how, get-up and any other rights and privileges vesting in or attaching thereto;

(5)	To explore for, drill for, mine for, quarry for, move, transport, and refine metals, minerals, fossil fuel, petroleum, hydrocarbon products including, without limiting the generality of the foregoing, oil and oil products, and precious stones of all kinds and to prepare the same for sale or use;

(6)	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(7)	To own, manage, operate, act as agents with respect to, build, repair, acquire, own, sell, charter, or deal in ships and aircraft;

(8)	To lend to or deposit with any person funds, property or assets and to provide collateral or credit enhancement for loans, leasing or other forms of financing, with or without consideration or benefit;

(9)	To create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, buy, own, hold, sell or otherwise dispose of (with or without consideration or benefit), trade, invest and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of and all and or any rights or interests under) instrument, agreement, contract, covenant and undertaking, including without limiting the generality of the foregoing, derivative instrument, agreement or contract, option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument; and

(10)	To carry on any trade or business which can, in the opinion of the board of directors, be advantageously carried on by the Company.

7.	Powers of the Company

1.	The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.	The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscribers in the presence of at least one witness attesting the signature thereof

[ILLEGIBLE]	[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]

(Subscribers)	(Witnesses)
SUBSCRIBED this July 12th 2006.

THE COMPANIES ACT 1981
FIRST SCHEDULE
A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of the law or its memorandum:
1.	[Deleted]

2.	to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3.	to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4.	to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5.	to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6.	subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7.	to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8.	to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9.	to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10.	to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11.	to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12.	to take land in Bermuda by way of lease or leasing agreement for a term not exceeding fifty years, being land “bona fide” required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or leasing agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13.	except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14.	to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15.	to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16.	to borrow or raise or secure the payment of money in such manner as the company may think fit;

17.	to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18.	when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19.	to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20.	to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21.	to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22.	to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23.	to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.	to establish agencies and branches;

25.	to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26.	to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27.	to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28.	to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29.	to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

Exhibit D
COMPANY’S BYE-LAWS

AMENDED AND RESTATED
BYE-LAWS
OF
Travelport Worldwide Limited
Formerly known as
TDS Investor (Bermuda) 3 Ltd.

INTERPRETATION

1. Definitions

SHARES

2. Power to Issue Shares
3. Power of the Company to Purchase its Shares
4. Rights Attaching to Shares
5. Calls on Shares
6. Prohibition on Financial Assistance
7. Forfeiture of Shares
8. Share Certificates
9. Fractional Shares

REGISTRATION OF SHARES

10. Register of Members
11. Registered Holder Absolute Owner
12. Transfer of Registered Shares
13. Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

14. Power to Alter Capital
15. Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

16. Dividends
17. Power to Set Aside Profits
18. Method of Payment
19. Capitalisation

MEETINGS OF MEMBERS

20. Annual General Meetings
21. Special General Meetings
22. Requisitioned General Meetings
23. Notice
24. Giving Notice
25. Postponement of General Meeting
26. Participating in Meetings by Telephone
27. Quorum at General Meetings
28. Chairman to Preside
29. Voting on Resolutions
30. Power to Demand a Vote on a Poll
31. Voting by Joint Holders of Shares
32. Instrument of Proxy
33. Representation of Corporate Member
34. Adjournment of General Meeting
35. Written Resolutions
36. Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

37. Election of Directors
38. Number of Directors
39. Term of Office of Directors
40. Alternate Directors
41. Removal of Directors
42. Vacancy in the Office of Director
43. Remuneration of Directors
44. Defect in Appointment of Director
45. Directors to Manage Business
46. Powers of the Board of Directors
47. Register of Directors and Officers
48. Officers
49. Appointment of Officers
50. Duties of Officers
51. Remuneration of Officers
52. Conflicts of Interest
53. Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

54. Board Meetings
55. Notice of Board Meetings
56. Participation in Meetings by Telephone
57. Quorum at Board Meetings
58. Board to Continue in the Event of Vacancy
59. Chairman to Preside
60. Written Resolutions
61. Validity of Prior Acts of the Board

CORPORATE RECORDS

62. Minutes
63. Place Where Corporate Records Kept
64. Form and Use of Seal

ACCOUNTS

65. Books of Account
66. Financial Year End

AUDITS

67. Annual Audit
68. Appointment of Auditor
69. Remuneration of Auditor
70. Duties of Auditor
71. Access to Records
72. Financial Statements
73. Distribution of Auditor’s Report
74. Vacancy in the Office of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

75. Winding-Up

CHANGES TO CONSTITUTION

76. Changes to Bye-laws
77. Changes to the Memorandum of Association
78. Discontinuance

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 1
INTERPRETATION
1.	Definitions
1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual or partnership;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company and shall include an Alternate Director;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 2

assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Shareholders’ Agreement	the shareholders’ agreement among the Company, Travelport Intermediate Limited, Travelport Holdings Limited, Travelport Limited, TDS Investor (Cayman) L.P. and the other parties named therein to be dated on or around October 3, 2011, as such may be amended and restated from time to time.
1.2	In these Bye-laws, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:
(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and
(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.
1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

1.5	Subject to the Act, in the event of any conflict, inconsistency or discrepancy between these Bye-laws and the Shareholders’ Agreement, the terms of the Shareholders’ Agreement shall prevail.
SHARES
2.	Power to Issue Shares
2.1	Subject to the Shareholders’ Agreement, these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 3
2.2	Subject to the Shareholders’ Agreement and the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).
3.	Power of the Company to Purchase its Shares

The Company may purchase its own shares in accordance with the provisions of the Act and as permitted by the Shareholders’ Agreement on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act and the provisions of the Shareholders’ Agreement.
4.	Rights Attaching to Shares
Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Bye-laws:
(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.
5.	Calls on Shares
5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

5.3	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.
6.	Prohibition on Financial Assistance
The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 4
acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act and subject to any relevant provisions of the Shareholders Agreement.
7.	Forfeiture of Shares
7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:
Notice of Liability to Forfeiture for Non-Payment of Call
• (the “Company”)
You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [ ] day of [ ], 200[ ]

_______________________

[Signature of Secretary] By Order of the Board
7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws, the Shareholders’ Agreement and the Act.

7.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
8.	Share Certificates
8.1	The Company shall not be under an obligation to issue any share certificates to a Member and the shares of the Company shall be held in uncertificated form only.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 5
9.	Fractional Shares
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
REGISTRATION OF SHARES
10.	Register of Members
10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2	The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.
11.	Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.
12.	Transfer of Registered Shares
12.1	No transfer of shares shall be permitted, and the Company shall not register any such transfer, unless such transfer is made in compliance with the provisions of the Shareholders’ Agreement.

12.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:
Transfer of a Share or Shares
• (the “Company”)
FOR VALUE RECEIVED [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [ ] day of [ ], 200[ ]

Signed by:	In the presence of:

Transferor	Witness

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 6

Transferee	Witness
12.3	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.4	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, including compliance with the terms of the Shareholders’ Agreement as applicable.

12.5	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.6	The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
13.	Transmission of Registered Shares
13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:
Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
• (the “Company”)
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 7
her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 200[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
ALTERATION OF SHARE CAPITAL
14.	Power to Alter Capital
14.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act and as permitted by the Shareholders’ Agreement.

14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.
15.	Variation of Rights Attaching to Shares

Subject to the requirements set forth in the Shareholders’ Agreement, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 8
holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
DIVIDENDS AND CAPITALISATION
16.	Dividends
16.1	The Board may, subject to these Bye-laws and the Shareholders’ Agreement and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

16.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.4	Subject to the Shareholders’ Agreement, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.
17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.
18.	Method of Payment
18.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 9
19.	Capitalisation
19.1	The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

19.2	The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.
MEETINGS OF MEMBERS
20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.	Special General Meetings

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.	Notice
23.1	Subject to the requirements of the Shareholders’ Agreement, at least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

23.2	Subject to the requirements of the Shareholders’ Agreement, at least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 10
23.4	Subject to the requirements of the Shareholders’ Agreement, a general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

23.5	Subject to the requirements of the Shareholders’ Agreement, the accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
24.	Giving Notice
24.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.
25.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws and the Shareholders’ Agreement.

26.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 11
27.1	At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.
28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions
29.1	Subject to the provisions of the Act and these Bye-laws and the Shareholders’ Agreement, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

29.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 12
29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.
30.	Power to Demand a Vote on a Poll
30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.
30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 13
31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy
32.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:
Proxy
• (the “Company”)
I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 200[ ]
Member(s)
32.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4	Subject to Bye-law 32.5, the decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

32.5	Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all meetings of shareholders of the Company; (iii) such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 14
33.	Representation of Corporate Member
33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
34.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.	Written Resolutions
35.1	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by resolution in accordance with these Bye-laws and the Shareholders’ Agreement.

35.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated in accordance with the requirements of the Shareholders’ Agreement to all Members who would be entitled to attend a meeting and vote thereon.

35.3	A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date the notice is given represent such majority of votes (or other required votes pursuant to the Shareholders’ Agreement) as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

35.4	A resolution in writing may be signed in any number of counterparts.

35.5	A resolution in writing made in accordance with this Bye-law and the Shareholders Agreement is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

35.7	This Bye-law shall not apply to:

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 15
(a)	a resolution passed to remove an auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.
35.8	For the purposes of these Bye-laws, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority (or such other voting threshold as required by the Shareholders’ Agreement) being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law and the Shareholders’ Agreement, a reference to such date.
36.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.
DIRECTORS AND OFFICERS
37.	Election of Directors
37.1	Subject to the Shareholders’ Agreement,
(a)	the Board of Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose;

(b)	at any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.
38.	Number of Directors

Subject to the Shareholders’ Agreement, the Board shall consist of not less than two Directors or such number in excess thereof as the Members may determine.

39.	Term of Office of Directors

Subject to the Shareholders’ Agreement, Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 16
40.	Alternate Directors

40.1	At any general meeting of the Company, the Members entitled to designate or vote for any Director may elect a person or persons to act as a Director in the alternative to any such Director of the Company or may authorise the Board to appoint such Alternate Directors.

40.2	Unless the Members otherwise resolve and subject to the Shareholders’ Agreement, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

40.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

40.4	An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws and the Shareholders’ Agreement.
41.	Removal of Directors
41.1	Subject to the Shareholders’ Agreement, the Members entitled to designate or vote for the election of any Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove such Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

41.2	Subject to the Shareholders’ Agreement, if a Director is removed from the Board under the provisions of these Bye-laws and the Shareholders Agreement, the Members entitled to designate or elect such Director may fill the vacancy at the meeting at which such Director is removed.
42.	Vacancy in the Office of Director
42.1	The office of Director shall be vacated if the Director:
(a)	is removed from office pursuant to these Bye-laws and the Shareholders Agreement or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his office by notice in writing to the Company; or

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 17
(e)	in accordance with the terms of the Shareholders’ Agreement.
42.2	42.2 Other than the New Shareholders Directors (as such term is defined in the Shareholders’ Agreement), the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.
43.	Remuneration of Directors

Subject to the Shareholders’ Agreement, the remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board subject to the provisions of the Shareholders’ Agreement. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the Shareholders’ Agreement, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

46.	Powers of the Board of Directors

Subject to the Shareholders’ Agreement, the Board may:
(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 18
(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which, may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.
47.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 19
48.	Officers

The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

49.	Appointment of Officers

The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest
52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

52.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.
53.	Indemnification and Exculpation of Directors and Officers
53.1	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 20
answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

53.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.
MEETINGS OF THE BOARD OF DIRECTORS
54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to the requirements of the Shareholders’ Agreement, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Subject to the Shareholders’ Agreement, notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

56.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 21
57.	Quorum at Board Meetings

Subject to the Shareholders’ Agreement, the quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

58.	Board to Continue in the Event of Vacancy

Subject to the Shareholders’ Agreement, the Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
CORPORATE RECORDS
62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 22
63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	Form and Use of Seal
64.1	The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2	The seal of the Company shall not be affixed to any instrument except attested by the signature of (i) a Director and the Secretary; or (ii) any two Directors; or (iii) any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.
ACCOUNTS
65.	Books of Account
65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.
65.2	Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.
AUDITS
67.	Annual Audit
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 23
68.	Appointment of Auditor
68.1	Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
69.	Remuneration of Auditor

Save in the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Directors.

70.	Duties of Auditor
70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members in general meeting.

74.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

Travelport Worldwide Limited formerly known as TDS Investor (Bermuda) 3 Ltd.	Page 24
VOLUNTARY WINDING-UP AND DISSOLUTION
75.	Winding-Up

Subject to the Shareholders’ Agreement, if the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members meeting the requirements of the Shareholders’ Agreement and these Bye-laws, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION
76.	Changes to Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made save in accordance with the provisions of the Act and the Shareholders’ Agreement and until the same has been approved by a resolution of the Board and by a resolution of the Members in accordance with the Shareholders’ Agreement.

77.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association shall be made save in accordance with the provisions of the Act and the Shareholders’ Agreement and until same has been approved by a resolution of the Board and by a resolution of the Members in accordance with the Shareholders’ Agreement.

78.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.